                                                             EXECUTION COPY



                      RECEIVABLES PURCHASE AGREEMENT

                       Dated as of December 15, 1994

                                   Among

                           PGI INVESTMENTS, INC.

                                 as Seller


           PLY GEM INDUSTRIES, INC., ALLIED PLYWOOD CORPORATION,
             CONTINENTAL WOOD PRESERVERS, INC., HOOVER TREATED
                WOOD PRODUCTS, INC., SAGEBRUSH SALES, INC.,
              STUDLEY PRODUCTS, INC., SNE ENTERPRISES, INC.,
              SNE ENTERPRISES - TEXAS, INC., CENTRAL NEW YORK
                       WINDOW CO. AND VARIFORM, INC.

                              as Originators


                                    and

                      RECEIVABLES CAPITAL CORPORATION

                               as Purchaser

                                    and

                      BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION

                                 as Agent

                             TABLE OF CONTENTS


Section                                                                Page

ARTICLE I      THE COMMITMENT

     1.01.     Commitment. . . . . . . . . . . . . . . . . . . . . . . .  2
     1.02.     Purchase and Reinvestment Limits. . . . . . . . . . . . .  3
     1.03.     Making Purchases from Seller. . . . . . . . . . . . . . .  3
     1.04.     Number of Undivided Interests . . . . . . . . . . . . . .  4
     1.05.     Commitment Termination Date . . . . . . . . . . . . . . .  4
     1.06.     Purchase Termination Date . . . . . . . . . . . . . . . .  4
     1.07.     Voluntary Termination of Commitment or
                 Reduction of Maximum Purchase Limit . . . . . . . . . .  5
     1.08.     Limitation of Ownership Interest. . . . . . . . . . . . .  5

ARTICLE II     UNDIVIDED INTEREST AND PURCHASER'S SHARE

     2.01.     Undivided Interest. . . . . . . . . . . . . . . . . . . .  5
     2.02.     Required Allocation . . . . . . . . . . . . . . . . . . .  6
     2.03.     Purchaser's Investment. . . . . . . . . . . . . . . . . .  7
     2.04.     Net Pool Balance. . . . . . . . . . . . . . . . . . . . .  8
     2.05.     Purchaser's Share . . . . . . . . . . . . . . . . . . . .  9

ARTICLE III    SETTLEMENTS

     3.01.     Non-Run Off Settlement Procedures for
                 Collections . . . . . . . . . . . . . . . . . . . . . . 10
     3.02.     Run Off Settlement Procedures for
                 Collections . . . . . . . . . . . . . . . . . . . . . . 11
     3.03.     Special Settlement Procedures; Reduction of
                 Purchaser's Investment, Etc . . . . . . . . . . . . . . 12
     3.04.     Reporting . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.05.     Payments and Computations, Etc. . . . . . . . . . . . . . 15
     3.06.     Dividing or Combining Undivided Interests . . . . . . . . 15
     3.07.     Treatment of Collections and Deemed
                 Collections . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE IV     FEES AND YIELD PROTECTION

     4.01.     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.02.     Yield Protection. . . . . . . . . . . . . . . . . . . . . 18

ARTICLE V      CONDITIONS OF PURCHASES

     5.01.     Conditions Precedent to Initial Purchase. . . . . . . . . 19
     5.02.     Conditions Precedent to All Purchases and
                 Reinvestments . . . . . . . . . . . . . . . . . . . . . 22
     5.03.     Additional Condition Precedent to Purchases . . . . . . . 23

ARTICLE VI     REPRESENTATIONS AND WARRANTIES

     6.01.     Representations and Warranties. . . . . . . . . . . . . . 23

ARTICLE VII    GENERAL COVENANTS

     7.01.     Affirmative Covenants . . . . . . . . . . . . . . . . . . 28
     7.02.     Reporting Requirements. . . . . . . . . . . . . . . . . . 34
     7.03.     Negative Covenants of Seller and each
                 Originator. . . . . . . . . . . . . . . . . . . . . . . 36
     7.04.     Negative Covenants of Seller. . . . . . . . . . . . . . . 37


ARTICLE VIII   ADMINISTRATION AND COLLECTION

     8.01.     Designation of Servicer . . . . . . . . . . . . . . . . . 38
     8.02.     Duties of Servicer. . . . . . . . . . . . . . . . . . . . 39
     8.03.     Rights of the Agent . . . . . . . . . . . . . . . . . . . 40
     8.04.     Responsibilities of Seller. . . . . . . . . . . . . . . . 42
     8.05.     Further Action Evidencing Purchases . . . . . . . . . . . 42
     8.06.     Application of Collections. . . . . . . . . . . . . . . . 43

ARTICLE IX     SECURITY INTEREST

     9.01.     Grant of Security Interest. . . . . . . . . . . . . . . . 44
     9.02.     Further Assurances. . . . . . . . . . . . . . . . . . . . 44
     9.03.     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE X      TERMINATION EVENTS

     10.01.    Termination Events. . . . . . . . . . . . . . . . . . . . 44
     10.02.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE XI     THE AGENT

     11.01.    Authorization and Action. . . . . . . . . . . . . . . . . 48
     11.02.    Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . 48
     11.03.    Agent and Affiliates. . . . . . . . . . . . . . . . . . . 49

ARTICLE XII    ASSIGNMENT OF PURCHASER'S INTEREST

     12.01.    Restrictions on Assignments . . . . . . . . . . . . . . . 49
     12.02.    Rights of Assignee. . . . . . . . . . . . . . . . . . . . 50
     12.03.    Allocation of Payments. . . . . . . . . . . . . . . . . . 50
     12.04.    Notice of Assignment. . . . . . . . . . . . . . . . . . . 50
     12.05.    Evidence of Assignment; Endorsement on
                 Certificate . . . . . . . . . . . . . . . . . . . . . . 51
     12.06.    Rights of Program Support Provider and
                 Collateral Trustee. . . . . . . . . . . . . . . . . . . 51

ARTICLE XIII   INDEMNIFICATION

     13.01.    Indemnities by Seller and each Originator . . . . . . . . 51

ARTICLE XIV    MISCELLANEOUS

     14.01.    Amendments, Etc . . . . . . . . . . . . . . . . . . . . . 54
     14.02.    Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . 55
     14.03.    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . 55
     14.04.    Binding Effect; Survival. . . . . . . . . . . . . . . . . 55
     14.05.    Costs, Expenses and Taxes . . . . . . . . . . . . . . . . 56
     14.06.    No Proceedings. . . . . . . . . . . . . . . . . . . . . . 57
     14.07.    Confidentiality of Seller Information . . . . . . . . . . 57
     14.08.    Confidentiality of BofA Information . . . . . . . . . . . 60
     14.09.    Captions and Cross References . . . . . . . . . . . . . . 62
     14.10.    Integration . . . . . . . . . . . . . . . . . . . . . . . 63
     14.11.    Governing Law . . . . . . . . . . . . . . . . . . . . . . 63
     14.12.    Waiver Of Jury Trial. . . . . . . . . . . . . . . . . . . 63
     14.13.    Consent To Jurisdiction; Waiver Of Immunities . . . . . . 63
     14.14.    Execution in Counterparts . . . . . . . . . . . . . . . . 64
     14.15.    Certain Matters relating to the Originators . . . . . . . 64

APPENDIX A

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

APPENDIX B

     CALCULATION OF DISCOUNT AND RESERVE . . . . . . . . . . . . . . . .B-1

                                APPENDICES

APPENDIX A  -  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .A-1

APPENDIX B  -  CALCULATION OF DISCOUNT AND RESERVE . . . . . . . . . . .B-1


                                 SCHEDULES

SCHEDULE 6.01(g)    Litigation

SCHEDULE 6.01(k)    List of Offices of Seller and each Originator
                      where Records Are Kept

SCHEDULE 6.01(l)    List of Lock-Box Banks

SCHEDULE 6.01(m)-1  Forms of Contracts

SCHEDULE 6.01(m)-2  Description of Credit and Collection Policy

SCHEDULE 7.04(a)    Schedule of Indebtedness


                                 EXHIBITS

EXHIBIT A           Form of Originator Purchase Agreement

EXHIBIT 3.04(a)     Form of Periodic Report

EXHIBIT 5.01(a)     Form of Certificate of Assignments

EXHIBIT 5.01(i)     Form of Lock-Box Agreement

EXHIBIT 5.01(j)     Form of Opinion of Counsel for Seller

EXHIBIT 5.01(k)     Form of Opinion of Counsel for Agent

EXHIBIT 12.05 Form of Assignment (for assignment to third party)

                      RECEIVABLES PURCHASE AGREEMENT

                       Dated as of December 15, 1994


     THIS IS A RECEIVABLES PURCHASE AGREEMENT, among PGI INVESTMENTS, INC. a Delaware corporation having its principal office at 777 Third Avenue, New York, New York 10017 ("Seller"), PLY GEM INDUSTRIES, INC., a Delaware corporation ("PLY GEM"), ALLIED PLYWOOD CORPORATION, a Delaware corporation ("APC"), CONTINENTAL WOOD PRESERVERS, INC., a Michigan corporation ("CWP"), HOOVER TREATED WOOD PRODUCTS, INC., a Delaware corporation ("HTWP"), SAGEBRUSH SALES, INC., a New Mexico corporation ("SBS"), STUDLEY PRODUCTS, INC., a New York corporation ("Studley"), SNE ENTERPRISES, INC., a Delaware corporation ("SNE"), SNE ENTERPRISES - TEXAS, INC., a Delaware corporation ("SNE Texas"), CENTRAL NEW YORK WINDOW CO., a Delaware corporation ("Window Co.") and VARIFORM, INC., a Missouri corporation ("Variform"; and collectively with PLY GEM, APC, CWP, HTWP, SBS, Studley, SNE, SNE Texas, and Window Co. the "Originators"; individually, as "Originator"; each Originator having its principal office at the location set forth in Schedule

6.01(k)), RECEIVABLES CAPITAL CORPORATION, a Delaware corporation having its principal office at World Financial Center, South Tower, 225 Liberty Street, 8th Floor, New York, New York 10080 (together with its successors and assigns, "Purchaser"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association having its principal office at 555 California Street, 41st Floor, San Francisco, California 94104 ("BofA"), as Agent for the Purchaser (together with its successors and assigns, in such capacity, the "Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                Background

     1. The Seller and the Originators have entered into an Originator Purchase Agreement dated the date hereof, under which the Seller has agreed to purchase Receivables from the Originators.

     2. PLY GEM has, pursuant to a Support Agreement dated the date hereof, agreed to cause the Seller and Originators to perform their respective obligations under this Agreement and the Originator Purchase Agreement.

     3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell one or more undivided interests. Seller has requested Purchaser, and Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase such undivided interests, referred to herein as Undivided Interests, from Seller from time to time during the term of this Agreement.

     4. Seller and Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of such Undivided Interests be reinvested in Pool Receivables through the sale by Seller to Purchaser of additional undivided interests in the Pool Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to Purchaser's Undivided Interests, and to be intended to permit Purchaser to maintain its Purchaser's Investments fully invested in uncollected Pool Receivables.

     5. Purchaser expects generally to fund its Purchases and Reinvestments through the issuance of Commercial Paper Notes. Purchaser has entered into Program Support Agreements providing for the purchase by a Program Support Provider of, or the making by a Program Support Provider of loans secured by, Undivided Interests in the event Purchaser hereunder is unable to fund its Purchases or Reinvestments pursuant to this Agreement by the issuance of Commercial Paper Notes or otherwise prefers to fund such Purchases or Reinvestments under the Program Support Agreements rather than by the issuance of Commercial Paper Notes, or is unable to pay such Commercial Paper Notes at maturity from the proceeds of collections from Pool Receivables in which it holds an Undivided Interest hereunder. Purchaser has also entered into a Program Support Agreement with a Program Support Provider providing for the issuance of a letter of credit to the trustee for the holders of Commercial Paper Notes, and for the making of loans to the Purchaser, to provide funds for the payment of Commercial Paper Notes and for the making of Purchases and Reinvestments in the circumstances described above when funding is not available under certain other Program Agreements.

     6. BofA has been requested, and is willing, to act as the Agent.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                              THE COMMITMENT

     SECTION 1.01. Commitment. On the terms and subject to the conditions set forth in this Agreement (including Article V):

          (a) Purchases. Purchaser shall purchase from Seller Undivided Interests (as defined in Section 2.01) from time to time during the period from the date hereof to the Purchase Termination Date. Each such purchase and, as the context may require, the purchase price paid by Purchaser to Seller in respect thereof (determined pursuant to Section 1.03(b)), is herein called a "Purchase".

          (b) Reinvestments. Pursuant to Section 3.01, during the period from the date hereof to the Commitment Termination Date, Purchaser shall permit Servicer to cause certain of the Collections in respect of the Undivided Interests to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of such Undivided Interests. Each such purchase of an additional undivided interest pursuant to Section 3.01 is herein called a "Reinvestment".

Purchaser's obligation to make such Purchases and Reinvestments is herein called the "Commitment".

     SECTION 1.02. Purchase and Reinvestment Limits. Under no circumstances shall Purchaser make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

          (a)  Purchase Limit.  The Aggregate Purchaser's
     Investments (as defined in Section 2.03) would exceed an amount (the "Purchase Limit") equal to $50,000,000, as such amount may be reduced pursuant to Section 1.07; or

          (b) Required Allocations Limit. The Aggregate Required Allocations (as defined in Section 2.02) would exceed an amount (the "Required Allocations Limit") equal to 98% of the Net Pool Balance (as defined in Section 2.04).

     SECTION 1.03. Making Purchases from Seller. (a) Notice of Purchase. Each Purchase from Seller by Purchaser shall be made on notice from Seller to the Agent received by the Agent not later than 11:00 a.m. (New York time) on the Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Period for the resulting Undivided Interest. The Agent shall select the duration of such initial, and each subsequent, Yield Period in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate Seller's preferences.

     (b) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

     (c) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Agent at its office at 231 South LaSalle Street in Chicago, Illinois not later than 11:00 a.m. New York time the amount of its Purchase (determined pursuant to Section 1.03(b)) in same day funds, and after receipt by the Agent of such funds, the Agent will make such funds immediately available to Seller at such office.

     SECTION 1.04.  Number of Undivided Interests.  The number of
Undivided Interests hereunder at any one time, after giving effect to any Purchase, Reinvestment, division or combination, shall not exceed 10.

     SECTION 1.05. Commitment Termination Date. (a) The "Commitment Termination Date" shall be the earlier to occur of
(i) January 15, 1998 (herein, as the same may be extended, called the "Scheduled Commitment Termination Date"), and (ii) the date of termination of the Commitment pursuant to Section 1.07 or 10.02.

     (b) The then Scheduled Commitment Termination Date may be extended from time to time on each January 15 from a January 15 to a January 15, by written notice of request given by Seller to the Agent at least 60 days before such January 15, and written notice of acceptance given by the Agent to Seller not later than 30 days prior to such January 15.

     SECTION 1.06.  Purchase Termination Date.  (a)  The
"Purchase Termination Date" shall be the earlier to occur of
(i) the Commitment Termination Date and (ii) the date of termination of the Commitment with respect to Purchases pursuant to subsection (b).

     (b) (i) The Commitment shall terminate with respect to Purchases, and Purchaser shall have no obligation to make any further Purchases hereunder, on the scheduled date of termination of any Program Support Agreement, it being understood that no such termination shall affect Purchaser's obligation, subject to the terms and conditions of this Agreement, to make Reinvestments until the Commitment Termination Date with respect to Undivided Interests purchased by Purchaser hereunder prior to such termination.

     (ii) At the election of the Purchaser, the Commitment shall terminate with respect to Purchases, and Purchaser shall have no obligation to make any further Purchases hereunder, on or after any date on which the Agent receives notice pursuant to Section 7.02(h), it being understood that no such termination shall affect Purchaser's obligation, subject to the terms and conditions of this Agreement, to make Reinvestments until the Commitment Termination Date, and it being further understood that, subject to the terms and conditions of this Agreement, no such termination shall affect the Purchaser's obligation to make Purchases after it makes such election if, after giving effect to such Purchases, the Aggregate Purchaser's Investment would not exceed that in effect immediately prior to such election.

     Purchaser agrees to give Seller at least 30 days' prior written notice of the termination of the Commitment with respect to Purchases pursuant to clause (i) of the foregoing clause (b), but no failure to give or delay in giving such notice shall prevent or delay such termination.

     SECTION 1.07. Voluntary Termination of Commitment or Reduction of Maximum Purchase Limit. Seller may, upon at least 14 days' notice to the Agent, terminate the Commitment in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that (a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and
(b) after giving effect to such reduction, the remaining Purchase Limit will not be less than $15,000,000.

     SECTION 1.08. Limitation of Ownership Interest. Nothing in this Agreement shall be interpreted as providing Purchaser with an ownership interest in any Receivables that are not Pool
Receivables.


                                ARTICLE II

                 UNDIVIDED INTEREST AND PURCHASER'S SHARE

     SECTION 2.01. Undivided Interest. (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means, as the context may require
(i) an undivided ownership interest, in a percentage determined from time to time as provided in clause (ii) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, and (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security; and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation for such Undivided Interest by the Net Pool Balance. Each Undivided Interest shall be computed as follows:

      UI   =   RA  =  PI + DF + CR + SFR + DR
               ---    -----------------------
               NPB        NPB

where:

      UI   =   the Undivided Interest at any time;

      RA   =   the Required Allocations of such Undivided
               Interest at such time, as determined pursuant to
               Section 2.02; and

      NPB  =   the Net Pool Balance at such time, as determined
               pursuant to Section 2.04.

     (b) Frequency of Computation of Purchaser's Interest. Each Undivided Interest shall initially be computed by Servicer as of the opening of business of Servicer on the date of Purchase of such Undivided Interest from Seller, and such Undivided Interest shall be recomputed upon receipt of each Periodic Report. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by Purchaser on such day. Such Undivided Interest shall become zero at such time as Purchaser shall have received the accrued Earned Discount for such Undivided Interest, shall have recovered the Purchaser's Investment of such Undivided Interest and shall have received all other amounts payable to Purchaser pursuant to this Agreement in respect of such Undivided Interest and Servicer shall have received the accrued Servicer's Fee for such Undivided Interest. Such Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

     SECTION 2.02.  Required Allocation.  The "Required
Allocation" of an Undivided Interest at any time means an amount determined as follows:

      RA   =   PI + DF + CR + SFR + DR

where:

      RA   =   the Required Allocation of an Undivided Interest
               at any time;

      PI   =   the Purchaser's Investment of such Undivided
               Interest at such time, as determined pursuant to
               Section 2.03;

      DF   =   the Discount Factor of such Undivided Interest at
               such time, as determined pursuant to Part I of Appendix B;

      CR   =   the Credit Reserve of such Undivided Interest at
               such time, as determined pursuant to Part II of Appendix B;

      SFR  =   the Servicer's Fee Reserve of such Undivided
               Interest at such time, as determined pursuant to
               Part III of Appendix B;

      DR   =   the Dilution Reserve of such Undivided Interest at
               such time as determined pursuant to Part IV of Appendix B.

The "related" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

     SECTION 2.03. Purchaser's Investment. (a) Subject to subsections (b) and (c), "Purchaser's Investment" of an Undivided
Interest at any time means an amount equal to

           (i) the aggregate of the amounts theretofore paid to Seller for the acquisition of such Undivided Interest (A) by Purchase pursuant to Sections 1.01(a) and 1.03 and (B) by Reinvestments pursuant to Sections 1.01(b) and 3.01, less

          (ii)   the aggregate amount of Collections (including
Deemed Collections) theretofore received and distributed on account of such Purchaser's Investment pursuant to Sections 3.01 and 3.02.

     (b)  Solely for purposes of calculating the Earned Discount
(and each component thereof) with respect to a portion of an Undivided Interest pursuant to the proviso to the definition of "Earned Discount" in Appendix B:

           (i) "Purchaser's Investment" of any portion of an Undivided Interest owned by a Program Support Provider (or any assignee thereof) or otherwise funded by a Funding shall be deemed to be the amount paid to Purchaser by such Program Support Provider as the purchase price of, or the original principal amount loaned with respect to, such portion (less any portion of such purchase price or principal amount allocable to Earned Discount accrued and unpaid at the time of assignment or Funding), as reduced from time to time by Collections received and distributed to such Support Provider (or such assignee) on account of such Funding (other than any portion allocable to Earned Discount) pursuant to Sections 3.01 and 3.02 or by payments by Purchaser to the Program Support Provider in reimbursement of any Funding (less any amount allocable to such accrued and unpaid Earned Discount); and

          (ii) "Purchaser's Investment" of any other portion of an Undivided Interest shall mean Purchaser's Investment of such Undivided Interest less the sum of Purchaser's Investments of all portions of such Undivided Interest described in clause (i) above, calculated in accordance with such clause (i), as applicable.

     (c) Purchaser's Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

     (d) The "related" Purchaser's Investment with regard to a Yield Period or Undivided Interest (or portion thereof) means the Purchaser's Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

     SECTION 2.04.  Net Pool Balance.  (a)  The "Net Pool
Balance" at any time means an amount equal to

           (i)   the aggregate Unpaid Balance of the Eligible
     Receivables in the Receivables Pool at such time, minus

          (ii) the aggregate (for all Obligors) of the amounts by which (x) the Unpaid Balance of all Pool Receivables of each

     Obligor exceeds (y) the Concentration Limit for such Obligor at such time.

     (b) "Concentration Limit" for any Obligor at any time means, as applicable, (x) 3.0% of the aggregate Unpaid Balance of Eligible Receivables at such time or (y) the Special
Concentration Limit for such Obligor.

     (c) "Special Concentration Limit" for any Obligor identified in writing by the Agent to the Seller as an Obligor for which Special Concentration Limits shall apply, means at any time, 100% of the Unpaid Balance of Eligible Receivables at such time originated by sales to such Obligor (and its Affiliates) or such lesser amount equal to the percentage (but not less than 2%) designated by the Agent in written notice delivered to Seller of the aggregate Unpaid Balance of all Eligible Receivables at such time; provided that any such notice reducing the Special Concentration Limit for any Obligor shall not be effective with respect to any Eligible Receivables originated by sales to such Obligor that are Pool Receivables on such date; provided further that any such Eligible Receivables that are Pool Receivables on such date shall be counted against the applicable Special Concentration Limit as so reduced before any Eligible Receivables originated by sales to such Obligor (and its Affiliates) after the date of such notice; it being understood and agreed that the Agent, in so reducing any Special Concentration Limit for any Obligor, shall be entitled to consider, among other things, the credit exposure of Purchaser and any Program Support Provider to such Obligor (and its Affiliates) arising in connection with this Agreement and other agreements to which Purchaser is a party. If the Agent shall determine that it is necessary or appropriate to reduce the Special Concentration Limit for any Obligor (and its Affiliates) on account of such credit exposure, the Agent may, in determining the amount of any such reduction, use any reasonable method that, in its reasonable discretion, it shall deem appropriate to equitably allocate the amount of such reduction among the Special Concentration Limit applicable to such Obligor (and its Affiliates) and any similar concentration limits that are applicable with respect to such Obligor (and its Affiliates) under any other agreements to which Purchaser is a party.

     (d) In the case of any Obligor which is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration
Limit, if any, and the aggregate Unpaid Balance of Pool
Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

     SECTION 2.05.  Purchaser's Share.  With respect to each
Undivided Interest, "Purchaser's Share" of Collections of Pool
Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of

          (a) the amount of all Collections of Pool Receivables received (or deemed received) by Seller or Servicer on such day, times:

          (b)  (i)   if such day is not a Run Off Day, such
     Undivided Interest on such day, expressed as a decimal, and

               (ii)  if such day is a Run Off Day, 100%;

provided that after such time as an Undivided Interest shall equal zero the Purchaser's Share of Collections therefor shall also equal zero.


                                ARTICLE III

                                SETTLEMENTS

     SECTION 3.01. Non-Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each day (other than a Run Off Day) in any Yield Period for any Undivided Interest, Servicer shall deem an amount equal to Purchaser's Share (as determined in Section 2.05) of Collections of Pool Receivables received or deemed received on such day to be received in respect of such Undivided Interest; and

           (i) out of Purchaser's Share of such Collections, hold in trust for the benefit of Purchaser an amount equal to the related Earned Discount and related Servicer's Fee accrued through such day and not previously so held for the benefit of Purchaser,

          (ii) apply an amount equal to the remainder of Purchaser's Share of such Collections (the "Remaining
     Collections") to reduce the Purchaser's Investment of such Undivided Interest (it being understood that such amount need not be physically paid to Purchaser under this clause (ii)),

         (iii)   Subject to Section 3.03, after such reduction,
     (A) apply such Remaining Collections to the Reinvestment, for the benefit of Purchaser, of additional undivided interests in Pool Receivables by recomputation of such Undivided Interest pursuant to Section 2.01 as of the end of such day, thereby increasing the related Purchaser's Investment, and (B) pay to Seller such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by Purchaser with regard to such Undivided Interest.

     (b) Settlement Date Procedure. On the Settlement Date for each Undivided Interest, for each day in the related Yield Period of such Settlement Period that is not a Run Off Day for such Undivided Interest, Servicer shall deposit to the Agent's account, as described in Section 3.05, the amounts set aside as described in Section 3.01(a)(i) and the amounts, if any, set aside pursuant to Section 3.03(b) or (c) for payment to the Agent on such Settlement Date; provided, however, that if the Agent gives its consent (which consent may be revoked at any time), Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under clause (c) below; and provided, further that, if any Yield Period as to a related Undivided Interest shall exceed three months, Servicer shall pay to the Agent within 2 days of the last day of each three month period in such Yield Period all related Earned Discount and related Servicer's Fee that shall have accrued through such last day to the same extent as if such Yield Period had ended on such last day.

     (c) Order of Application. Upon receipt by the Agent of funds distributed pursuant to subsection (b), the Agent shall distribute them (i) to Purchaser in payment of the accrued and unpaid Earned Discount for such Undivided Interest, (ii) to Servicer in payment of the accrued and unpaid Servicer's Fee payable with respect to such Undivided Interest and (iii) in the case of any amounts set aside pursuant to Section 3.03(b) or (c), to Purchaser in reduction of the related Purchaser's Investment. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the amounts referred to in clauses (i) and (ii), the Agent shall distribute funds, first, in payment of such Earned Discount, and second, in payment of such Servicer's Fee.

     SECTION 3.02. Run Off Settlement Procedures for Collec-tions. (a) Daily Procedure. On each Run Off Day occurring in any Yield Period for an Undivided Interest, Servicer shall set aside and hold in trust for Purchaser Purchaser's Share of the Collections of Pool Receivables in respect of such Undivided Interest for such Run Off Day by depositing such Collections within one Business Day of Servicer's receipt thereof into a bank account acceptable to the Agent in which no other funds shall be deposited.

     (b) Settlement Date Procedure. On each Settlement Date for each Undivided Interest, if one or more Run Off Days for such Undivided Interest occurred during the related Yield Period for the Settlement Period ending on such Settlement Date for such Undivided Interest, Servicer shall deposit to the Agent's account, as described in Section 3.05, the amounts set aside pursuant to Section 3.02(a) during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid related Earned Discount, (ii) the Purchaser's Investment of such Undivided Interest, (iii) the aggregate of other amounts owed hereunder by Seller to Purchaser or the Agent in respect of such Undivided Interest, and (iv) the accrued Servicer's Fee payable with respect to such Undivided Interest. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to clause (a) of this
Section 3.02 and not required to be deposited to the Agent's account pursuant to the next preceding sentence shall be paid to Seller by Servicer.

     (c) Order of Application. Upon receipt of funds deposited to the Agent's account pursuant to Section 3.02(b), the Agent shall distribute them (i) to Purchaser or the Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount for such Undivided Interest, (B) in reduction of the Purchaser's Investment of such Undivided Interest and (C) in payment of any other amounts owed by Seller hereunder to Purchaser or the Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee payable with respect to such Undivided Interest, also until reduced to zero. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds on deposit, first, in payment of the Earned Discount for such Undivided Interest, second, in payment of the Servicer's Fee payable with respect to such Undivided Interest, if any, (if Servicer is not Seller or an Affiliate of Seller), third, in reduction of Purchaser's Investment of such Undivided Interest, fourth, in payment of other amounts payable to Purchaser or the Agent hereunder, and fifth, in payment of the Servicer's Fee payable with respect to such Undivided Interest (if Servicer is Seller or an Affiliate of Seller).

     SECTION 3.03.  Special Settlement Procedures; Reduction of
Purchaser's Investment, Etc. (a) Deemed Collections. If on any day

           (i)   the Unpaid Balance of any Pool Receivable is

                 (A)  reduced as a result of any defective,
          rejected or returned merchandise or services, any cash discount, or any adjustment by Seller or any Originator (other than any adjustment permitted by Section 8.02(c)(i)),

                 (B)  reduced or cancelled as a result of a
          setoff in respect of any claim by the Obligor thereof against Seller or any Originator (whether such claim arises out of the same or a related or an unrelated transaction), or

                 (C)  reduced on account of the obligation of
          Seller or any Originator to pay to the related Obligor any rebate or refund; or

          (ii) any of the representations or warranties of Seller set forth in Section 6.01(i) or (m) is no longer true with respect to a Pool Receivable,

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable

               (I)  in the case of clause (i) above, in the
          amount of such reduction or cancellation; and

               (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

     (b) Unreinvested Collections. Collections that may not be reinvested by means of Reinvestments in an Undivided Interest on account of the application of the Required Allocations Limit or the Purchase Limit pursuant to Section 2.01 shall be so reinvested as soon as it is possible to do so without violating such Required Allocations Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, Servicer shall hold such Collections in trust for the benefit of Purchaser in a separate deposit account containing only such Collections and no other funds, for payment to the Agent on the next following Settlement Date for the Yield Period in which such Collections are accumulated, and the Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid. During any Run Off Period, upon 2 days' written notice given by the Agent to Seller, Servicer shall pay in immediately available funds such Collections to the Agent within one Business Day of receipt thereof by Servicer.

     (c) Seller's Reduction of Purchaser's Investment. If at any time Seller shall wish to cause the reduction of the Purchaser's Investment of a related Undivided Interest (but not to commence the liquidation, or reduction to zero, of all Undivided Interests), Seller may do so as follows:

           (i) Seller shall give the Agent at least 2 days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Remaining Collections until the amount thereof not so reinvested shall equal the desired amount of reduction, and

         (iii) Servicer shall hold such Collections for the benefit of Purchaser, for payment to the Agent on the next following Settlement Date for the Yield Period in which such Collections are accumulated, and the Purchaser's Investment of such Undivided Interest shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

provided that,

          (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000, and the Purchaser's Investment of such Undivided Interest after giving effect to such reduction shall be not less than $5,000,000 (unless Purchaser's Investment of such Undivided Interest shall thereby be reduced to zero) and shall be in an integral multiple of $1,000,000,

          (B) if Seller shall commence any voluntary reduction in a Yield Period containing all or a portion of any Run Off
Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

          (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same
Yield Period, and

          (D) if two or more Undivided Interests shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.

     (d) Allocations of Obligor's Payments. Except as provided in Section 3.03(a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable; provided, however, that, if payment is designated by such Obligor for application to specific Receivables, it shall be applied to such specified Receivables.

     SECTION 3.04.  Reporting.  (a)  On or prior to the fifteenth
Business Day of each month, Servicer shall prepare and forward to the Agent

          (i)  a Periodic Report relating to all Undivided
Interests owned by Purchaser as of the close of business of Servicer on the next preceding Month End Date,

          (ii) an aggregate listing of aged Pool Receivables by Originator, and

          (iii) if requested by the Agent, a listing of the Unpaid Balance of Eligible Receivables for each Obligor with Eligible Receivables equal to or greater than 2.0% of the aggregate Unpaid Balance of Eligible Receivables at such time.

     (b) On or prior to the Settlement Date of any Settlement Period containing a Run Off Day, Servicer shall prepare and forward to the Agent a Periodic Report as of the close of business of Servicer on the next preceding Month End Date.

     (c) On or prior to each Settlement Date, Seller will advise the Agent and, if Seller is not Servicer, Servicer of each Run
Off Day occurring during the Settlement Period ending on such Settlement Date.

     SECTION 3.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in lawful money of the United States of America in same day funds to the Agent at BofA's office at 231 South LaSalle Street, Chicago, Illinois.

     (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Reference Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to Purchaser or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

     (c)  All computations of interest, Earned Discount, Negative
Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days
(including the first day but excluding the last day) elapsed.

     SECTION 3.06.  Dividing or Combining Undivided Interests.

     (a) Division of Undivided Interests. The Agent may at any time, as of the last day of any Yield Period for any then existing Undivided Interest, divide such existing Undivided
Interest on such last day into two or more new Undivided
Interests, each such new Undivided Interest having a Purchaser's

Investment as designated in such notice and all such new
Undivided Interests collectively having aggregate Purchaser's
Investments equal to the Purchaser's Investment of such existing
Undivided Interest.

     (b) Combination of Undivided Interests. The Agent may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests, on or before the date of any proposed Purchase of an Undivided Interest pursuant to Sections 1.01 and 1.04 by Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided Interests or any combination thereof, such new Undivided Interest having a Purchaser's Investment equal to the aggregate Purchaser's Investments of such Undivided Interests so combined.

     (c) Effect of Division or Combination. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having a Purchaser's Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement.

     SECTION 3.07. Treatment of Collections and Deemed Collections. Each Originator shall pay to Servicer all Collections attributable to Receivables originated by such Originator deemed received by Seller pursuant to Section 3.03(a), and Servicer shall hold or distribute such Collections as Earned Discount, accrued Servicer's Fee, repayment of Purchaser's Investment, etc. to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Agent, Servicer shall forthwith cause such deemed Collections to be paid to the Agent or to such lock boxes or accounts, as applicable.
So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Agent, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.


                                ARTICLE IV

                         FEES AND YIELD PROTECTION

     SECTION 4.01. Fees. (a) Arrangement Fee. Seller shall pay to the Agent for its own account an arrangement fee
("Arrangement Fee") payable on such dates and in such amounts as set forth in the letter dated November 2, 1994 from the Agent to Seller.

     (b) Program Fee. From the date hereof until the date, following the Commitment Termination Date, on which Aggregate Purchaser's Investments shall be reduced to zero, Seller shall pay to Purchaser a program fee ("Program Fee") for each day in such period equal to the product of (x) Aggregate Purchaser's Investments on such day, times (y) the Program Fee Rate, times
(z) 1/360. Such Program Fee shall be paid in arrears, on the last Business Day of each calendar quarter and on the date, following the Commitment Termination Date, when Aggregate Purchaser's Investments shall be reduced to zero, in the amount of such Program Fee that shall have accrued during the period then ending and which shall not have been previously paid.

     (c) Non-Use Fee. From the date hereof until the Commitment Termination Date, the Seller shall pay to the Agent for the account of the Purchaser a non-use fee ("Non-Use Fee") for each day in such period in an amount equal to the product of (x) the Unused Commitment times (y) the Non-Use Fee Rate times (z) 1/360, payable in arrears on the last Business Day of each calendar quarter.

     (d) Note Fee. From the date hereof until the date, after the Commitment Termination Date, on which the Aggregate Purchaser's Investments shall be reduced to zero, Seller shall pay to the Agent for the account of Purchaser a note issuance fee ("Note Fee") in an amount equal to the sum of (x) the product of $15.00 and the number of Commercial Paper Notes issued by the Purchaser in certificated form to fund the Undivided Interests arising hereunder during the period for which such Note Fee is payable, as notified by the Agent to the Seller and Servicer, plus (y) in the case of Commercial Paper Notes which are recorded in the book-entry system maintained by the Depository Trust Company, the amount of all charges, fees and other expenses which are paid or payable by the Purchaser to the issuing agent and depositary or to the Depository Trust Company for such Commercial Paper Notes issued by the Purchaser to fund the Undivided Interests arising hereunder during the period for which such Note Fee is payable, as notified by the Agent to the Seller and Servicer. Such Note Fee shall be paid in arrears on the last Business Day of each calendar quarter and on the date, following the Commitment Termination Date, when the Aggregate Purchaser's Investments shall have been reduced to zero, for the number of Commercial Paper Notes issued to fund the Undivided Interests hereunder during the calendar quarter or other period then ending for which no Note Fee shall have theretofore been paid. The Agent shall notify Seller and Servicer at least two Business Days prior to the end of each calendar quarter of the number of Commercial Paper Notes theretofore issued, and on the last Business Day of such calendar quarter of the number of any additional Commercial Paper Notes issued, to fund the Undivided Interests hereunder during such calendar quarter.

     SECTION 4.02. Yield Protection. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

          (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

          (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (D) shall impose any other condition affecting any Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

          (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its, or Seller's, relationship with Purchaser,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Certificate of Assignments, or under any Program Support
     Agreement with respect thereto, or

          (z) in the reasonable determination of such Affected Party, to materially reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

     (b) Each Affected Party will promptly notify Seller and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this
Section 4.02.

     (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall constitute prima facie evidence of the accuracy of such claim.


                                 ARTICLE V

                          CONDITIONS OF PURCHASES

     SECTION 5.01.  Conditions Precedent to Initial Purchase.
The initial Purchase hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

          (a)  A Certificate of Assignments;

          (b) A copy of the resolutions of the Board of Directors of Seller and each Originator approving this Agreement, the Originator Purchase Agreement, the Support
     Agreement (in the case of PLY GEM), the Certificate of Assignments and the other Agreement Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

          (c) Good standing certificates for Seller and each Originator issued by the Secretaries of State or similar office of each State under the laws of which the Seller or such Originator was organized;

          (d)  A certificate of the Secretary or Assistant
     Secretary of Seller and each Originator certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), the Certificate of Assignments and the other Agreement Documents to be delivered by it hereunder (on which certificate the Agent and Purchaser may conclusively rely until such time as the Agent shall receive a revised certificate meeting the requirements of this subsection (d));

          (e) The Articles of Incorporation of Seller and each Originator, duly certified by the Secretary of State or similar office of each State under the laws of which the Seller or such Originator was organized, as of a recent date acceptable to Agent, together with a copy of the By-laws of Seller and each Originator, duly certified by the Secretary or an Assistant Secretary of Seller or each Originator, as applicable;

          (f)  Acknowledgment copies of proper Financing
     Statements (Form UCC-1), filed on or prior to the date of the initial Purchase, naming (i) each Originator as debtor and Seller as secured party, and the Purchaser as assignee and (ii)

     Seller as the debtor and seller of Receivables or an undivided interest therein and Purchaser as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Purchaser's interests in all Undivided Interests assigned to it or otherwise created or arising hereunder;

          (g) A search report provided in writing to the Agent listing all effective Financing Statements filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in such other jurisdictions that Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any Receivables or Contracts or interests therein or Collections or proceeds of any thereof);

          (h) executed copies of all releases, if any, necessary to release all security interests and other rights or interests of any Person in the Receivables and the Contracts and Related Security related thereto previously granted by any Person, together with copies of the relevant financing statements (Form UCC-3);

          (i) Duly executed copies of Lock-Box Agreements with each of the Lock-Box Banks;

          (j) A favorable opinion of Modlin & Modlin, counsel for Seller, in substantially the form of Exhibit 5.01(j);

          (k) A favorable opinion of Mayer, Brown & Platt, counsel for the Agent, substantially in the form of
     Exhibit 5.01(k);

          (l) Such licenses and sublicenses as the Agent shall have requested in writing with regard to all computer programs owned or leased by the Seller or any Originator and used in the servicing of the Receivables Pool;

          (m) Such powers of attorney as the Agent shall reasonably request to enable the Agent to collect all amounts due under any and all Pool Receivables;

          (n)  A Periodic Report as of the most recent Month End
     Date;

          (o)  A report from Price Waterhouse or other
     independent certified public accountants or other auditors acceptable to the Agent (with respect to the fees and expenses for which Seller's obligation to reimburse Agent shall not exceed $60,000), with respect to the application of certain procedures to Seller's and each Originator's books and records relating to the Pool Receivables;

          (p) a certificate from an officer of Seller (in form and substance reasonably satisfactory to the Agent) to the effect that, on the date of the proposed initial Purchase, Seller has a Tangible Net Worth of at least $4,900,000;

          (q) The Agreement to Reconvey, duly executed and delivered by 2001 Investments, Inc., and certain of the Originators;

          (r) The Originator Purchase Agreement, duly executed and delivered by the parties thereto; and

          (s) The Support Agreement, duly executed and delivered by PLY GEM.

     SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("Conditions Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment and PLY GEM, by accepting the benefit of such Purchase or Reinvestment shall be deemed to have certified that):

          (a)  The representations and warranties contained in
     Section 6.01 are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day, except, as to Reinvestments, the representation and warranty set forth at Section 6.01(i) shall apply only as to Receivables being added to the Receivables Pool on or as of the day of such Reinvestment,

          (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event,

          (c) After giving effect to each proposed Purchase or Reinvestment, Aggregate Purchaser's Investments will not exceed the Purchase Limit and Aggregate Required Allocations will not exceed the Required Allocations Limit, and

          (d) The Commitment Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition
Precedent to

                (i)  any Reinvestment being made with the
          proceeds of Collections that were, on the same day, applied in reduction of the Aggregate Purchaser's Investments, or

               (ii) any other Reinvestment or any Purchase on any day which does not cause the Aggregate Purchaser's
          Investments, after giving effect to such Reinvestment or Purchase (and to any Reinvestment referred to in clause (i) next above) to exceed the Aggregate Purchaser's Investments as of the opening of business on such day.

     SECTION 5.03.  Additional Condition Precedent to Purchases.
Each Purchase (including the initial Purchase) shall be subject to the further condition precedent that the Purchase Termination
Date shall not have occurred.

                                ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties. Seller and, as to matters relating to it or its business or Pool Receivables originated by it or its other property, each Originator represents and warrants as follows:

          (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction under the laws of which it is organized and existing and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify would not have a material adverse effect on its business.

          (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), the Certificate of Assignments and any other Agreement Documents to be delivered by it hereunder and thereunder, and the assignment of Undivided Interests and the other transactions contemplated hereby and thereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (a) its charter or by-laws, or (b) any law, rule or regulation or any contractual restriction binding on or affecting it and do not result in or require the creation of any Adverse Claim, lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than as specifically contemplated by this Agreement and the Originator Purchase Agreement; or
     (ii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any Originator or any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) Valid Sale; Binding Obligations. The Originator Purchase Agreement constitutes a valid sale, transfer and assignment of the Receivables of each Originator to the Seller and this Agreement constitutes a valid sale, transfer, and assignment of the Undivided Interests to Purchaser, and each such agreement is enforceable against creditors of, and purchasers from, each Originator and Seller, respectively. The Originator Purchase Agreement and this Agreement, the Support Agreement (in the case of PLY GEM), the Certificate of Assignments and each other Agreement Document constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) No Proceedings. There are no proceedings or, to its knowledge, investigations pending or threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments or any other Agreement Document, (ii) seeking to prevent the sale and assignment of any Receivable, Undivided Interest, the issuance of the Certificate of Assignments or the consummation of any of the other transactions contemplated by this Agreement, the Originator Purchase Agreement, the Support Agreement, or any other Agreement Document, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect (A) the performance by Seller, any Originator, or Servicer of its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM) or any other Agreement Document or (B) the validity or enforceability of this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), the Certificate of Assignments, any other Agreement Document, the Receivables or the Contracts or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder or the Certificate of Assignments.

          (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments or any other document or instrument to be delivered hereunder except for the filing of the Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

          (f) Financial Condition. The consolidated balance sheet of PLY GEM and its consolidated Subsidiaries as at December 31, 1993, and the related statements of earnings, stockholders' equity and statement of cash flows of PLY GEM and its consolidated Subsidiaries for the fiscal year then ended certified by Grant Thornton, independent public accountants, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of PLY GEM and its consolidated Subsidiaries as at such date and the consolidated results of the operations of PLY GEM and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied and since December 31, 1993, except as disclosed in PLY GEM's Form 10-K for the year ended December 31, 1993 and Form 10-Q for the quarters ended April 1, 1994, July 2, 1994 or October 1, 1994, filed pursuant to the Securities and Exchange Act of 1934, as amended, there has been no material adverse change in any such condition or operations.

          (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and, to its knowledge, no threat by any person has been made to attempt to obtain any such decision that would prevent, Seller or any Originator from conducting a significant part of its business operations, except as described in Schedule 6.01(g) and except as disclosed in PLY GEM's Form 10-K for the year ended December 31, 1993, Form 10-Q for the quarter ended April 2, 1994, Form 10-Q for the quarter ended July 2, 1994, or Form 10-Q for the quarter ended October 1, 1994 filed pursuant to the Securities Exchange Act of 1934, as amended, there are no actions, suits or proceedings pending or, to its knowledge, threatened against it or affecting any of its Subsidiaries, or its property or the property of any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body which have a reasonable possibility of being adversely determined, and, if so determined (A) would have a material adverse effect on (1) the financial condition of PLY GEM and its Subsidiaries taken as a whole, (2) the Seller's or any Originator's ability to collect the Pool Receivables or (B) could have an adverse effect on its ability to perform its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), any Certificate of Assignments or any other Agreement Document.

          (h) Margin Regulations. No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended; and the use of all funds obtained by Seller or any Originator under this Agreement and the Originator Purchase Agreement, respectively, will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time; provided, that up to 5% of the proceeds of any Purchase may be used to purchase or carry margin stock (as such term is used in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements).

          (i) Quality of Title. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent) except as provided herein; when Purchaser makes a Purchase, it shall have acquired and shall continue to have maintained a valid and perfected first priority undivided percentage ownership interest to the extent of its Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent) except as provided hereunder; and no effective financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed (i) in favor of Seller in accordance with the Contracts, (ii) in favor of Purchaser or the Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent, or (iii) in favor of BofA, as Collateral Trustee, or any successor in such capacity, as described in Section 11.01.

          (j) Accurate Reports. Each Periodic Report (if prepared by the Seller, the Servicer (if an Affiliate of the Seller) or any Originator, or to the extent that information contained therein is supplied by the Seller, the Servicer (if an

     Affiliate of the Seller) or any Originator), information, exhibit, financial statement, document, book, record or report furnished at any time by the Seller, the Servicer (if any Affiliate of the Seller) or any Originator to the Agent, Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (k) Offices. The chief place of business and chief executive office of Seller and each Originator are located at the address of Seller or such Originator referred to in
     Section 13.02, and the offices where Seller and each Originator keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(k) (or, in each case, at such other locations, notified to the Agent in accordance with
     Section 7.01(f), in jurisdictions where all action required by
     Section 8.05 has been taken and completed).

          (l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller and each Originator at such Lock-Box Banks, are specified in Schedule 6.01(l) (or have been notified to the Agent in accordance with Section 7.03(d)).

          (m) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment and each additional Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Reinvestment shall be an Eligible Receivable on such date.

          (n) Compliance With Certain Statutes. Each Purchase of an Undivided Interest from the Seller hereunder, and each Reinvestment of Collections in Pool Receivables made hereunder, will constitute (a) a "current transaction" within the meaning of
     Section 3(a)(3) of the Securities Act of 1933, as amended, and
     (b) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (o)  No Defaults.  Neither the Seller nor any
     Originator is in default under or with respect to any contractual obligation or any law or court order in any respect which would have a reasonable possibility of causing a material adverse effect on the business, operations, property or financial or other condition of PLY GEM and its Subsidiaries taken as a whole, or which could reasonably be expected to cause a material adverse effect on the ability of the Seller or any Originator to collect the Pool Receivables or to perform its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), any Certificate of Assignments or any other Agreement Document.

          (p)  No Material Adverse Change in Financial Condition.

     Except as disclosed in PLY GEM's Form 10-K for the year ended December 31, 1993 and Forms 10-Q for the quarters ended April 1, 1994, July 2, 1994 and October 1, 1994, filed pursuant to the Securities Exchange Act of 1934, as amended, no material adverse change in the financial condition or operations of the Seller or any Originator has occurred since December 31, 1993, nor has any event occurred which materially adversely affects the collectibility of the Pool Receivables or which could reasonably be expected to cause a material adverse effect on the ability of the Seller or any Originator to collect Pool Receivables or the ability of the Seller or any Originator to perform hereunder.

          (q) Servicing Programs. Any and all computer programs used by any Originator in the servicing of the Receivables Pool are licensed or sublicensed by the Seller or each Originator, as applicable.


                                ARTICLE VII

                             GENERAL COVENANTS

     SECTION 7.01. Affirmative Covenants. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, Seller and, as to matters relating to it or its business or Pool Receivables originated by it or its other property, each Originator will, unless the Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations, orders and contractual obligations with respect to it, its business and properties and all Pool Receivables and related Contracts, noncompliance with which, in the aggregate, could reasonably be expected to have a material adverse effect on (i) the financial condition or operations of the Seller or such Originator, (ii) the Seller's or any Originator's ability to perform its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY
     GEM), the Certificate of Assignments, or any other Agreement Documents or (iii) the collectibility of the Receivables.

          (b) Conduct of Business and Preservation of Corporate Existence. Continue to engage in business of the same general type as now conducted by it, and other businesses related to, or growing out of, such business, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, and comply with all its contractual obligations and all Requirements of Law; except where such failure would not materially adversely affect the interests of the Purchaser, the Owners or the Agent hereunder or in the Pool Receivables or the ability of the Seller or any Originator to perform their respective obligations hereunder.

          (c) Audits. At any time and from time to time during regular business hours upon at least one Business Day's notice, permit the Agent, or its agents or representatives, reasonably,

     (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller or any Originator relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (ii) to visit the offices and properties of Seller or any Originator for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to Pool Receivables or Seller's or any Originator's performance hereunder with any of the officers or employees of Seller or such Originator having knowledge of such matters.

          (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). As of the date hereof the Agent confirms that it is not aware of any inconsistency between the past practices of the Seller and each Originator with respect to the subject matter of this paragraph
    (d) and the required practices and procedures set forth herein.

          (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all purchase orders and other agreements related to such Pool Receivables.

          (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller or any Originator, as the case may be, referred to in Section 6.01(k) or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

          (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract and otherwise comply with past business practices in regard to Collections.

          (h) Collections. Instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank; provided, however, that if any Obligor ignores such instructions and pays amounts in respect of Collections directly to an Originator, such Originator shall likewise deposit such Collections with a Lock-Box Bank within 24 hours of receipt thereof.

          (i) Marking of Records. At its expense, mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that a Certificate of Assignments related to such Pool Receivables and related
     Contracts have been sold in accordance with this Agreement or the Originator Purchase Agreement, as the case may be.

          (j)  Nonconsolidation Covenants.  Each Originator and
     Seller hereby acknowledge that Purchaser and the Agent are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity separate from each Originator. Therefore, from and after the date hereof, Seller and each Originator shall take all reasonable steps to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of each Originator and any other Person, and is not a division of PLY GEM, any other Originator or any other Person. Without limiting the generality of the foregoing, Seller and each Originator shall take such actions and PLY GEM shall cause the Seller to take such actions, as shall be required in order that:

               (i) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from each Originator, entering into agreements for the servicing of such Receivables, selling Undivided Interests in Receivables hereunder and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

               (ii) Not less than one member of Seller's Board of Directors (the "Independent Directors") shall be individuals who are not directly or indirectly material beneficial stockholders or officers, directors, employees, affiliates, associates, customers or suppliers of any Originator or any of their Affiliates (it being understood that the Independent Directors may receive reasonable directors' fees from the Seller). Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for Seller unless in each case the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. To the extent permitted by applicable law, the Independent Directors' fiduciary duty shall be to Seller and not to Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event all Independent Directors resign or otherwise cease to be directors of Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii). Seller's certificate of incorporation shall reflect the requirements of this Section 7.1(j);

               (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for any Originator or any of their Affiliates (other than Seller);

               (iv)  All employees, consultants and agents of

          Seller will be compensated from Seller's own bank accounts for services provided to Seller except as provided herein in respect of fees payable to the Servicer. Except for incidental purposes and for consideration that is not material, Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to Seller by payment of the fees payable to the Servicer hereunder;

               (v) Servicer will receive a fee as provided in this Agreement based on the level of Receivables being managed by Servicer. Seller will not incur any material indirect or overhead expenses for items shared between Seller and any Originator or any of their Affiliates (other than Seller) which are not reflected in the fees payable to the Servicer hereunder. To the extent, if any, that Seller and any Originator or any of their Affiliates (other than Seller) share items of expenses not reflected in the fees payable to the Servicer hereunder, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that each Originator shall pay an equal portion of all expenses relating to the preparation, negotiation, execution and delivery of this Agreement, the Originator Purchase Agreement, the Support Agreement and each other Agreement Document, including, without limitation, legal, commitment, agency and other fees;

               (vi) Seller's operating expenses will be paid by Seller from its own assets and not by any Originator or any of their Affiliates (other than Seller);

               (vii)  Seller's books and records will be
          maintained separately from those of each Originator and each of their Affiliates (other than Seller);

               (viii)  Seller will have its own financial
          statements prepared and any financial statements of PLY
          GEM or any of its Affiliates (other than Seller) which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate corporate entity with creditors who have received ownership and security interests in Seller's assets;

               (ix)  Seller's assets and liabilities will be
          maintained in a manner that facilitates their identification and segregation from those of each Originator or any of their Affiliates (other than Seller);

               (x)  Seller will strictly observe corporate
          formalities in its dealings with each Originator and each of their Affiliates, and funds or other assets of Seller will not be commingled with those of any Originator or any of their Affiliates (other than Seller). Seller shall not maintain joint bank accounts or other depository accounts to which any Originator or any of their Affiliates (other than Seller) has independent access (other than PLY GEM in its capacity as Servicer or any Originator in its capacity as subservicer). None of Seller's funds will at any time be pooled with any funds of any Originator or any of their Affiliates (other than Seller);

               (xi)  Seller shall pay to each Originator the
          marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers Seller and such Originator or any of their Affiliates (other than Seller), but Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to such Originator or any of their Affiliates (other than Seller);

               (xii)  Seller will maintain arm's length
          relationships with each Originator and each of their Affiliates (other than Seller). If any Originator or any of their Affiliates (other than Seller) renders or otherwise furnishes services to Seller, such Person will be compensated by Seller at market rates for such services. Neither Seller, on the one hand, nor such Originator or any of their Affiliates (other than Seller), on the other hand will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other;

               (xiii) Seller and each Originator will each hold themselves out to the public as separate entities and conduct business solely in its own name; and

               (xiv)  At least one officer of Seller will be
          independent and not an officer or director of any Originator.

     SECTION 7.02. Reporting Requirements. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, PLY GEM will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

          (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of PLY
     GEM, copies of PLY GEM's quarterly financial reports, on Form 10-Q, as filed with the Securities and Exchange Commission (or if PLY GEM is no longer required to file such Form 10-Q, such financial reports of PLY GEM containing the information typically found on Form 10-Q), certified by the chief financial officer, treasurer or chief accounting officer of PLY GEM; together with a certificate from such officer containing a computation of, and showing compliance with, the financial restrictions contained in
     Section 7.04 and copies of all information delivered to each bank pursuant to Section 5.2 of the Bank Credit Agreement.

          (b) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of PLY GEM, a copy of PLY GEM's Annual Report, on Form 10-K, as filed with the Securities and Exchange Commission (or if PLY GEM is no longer required to file such Form 10-K, such financial reports of PLY GEM containing information typically found on Form 10-K) and as reported on by nationally recognized independent certified public accountants; together with (i) a certificate from such accountants containing, as applicable, a computation of the financial restrictions contained in Section
     7.04 and a statement that to the best knowledge of such accountants the restrictions in Section 7.04 have not been violated and (ii) copies of all information delivered to each bank pursuant to Section 5.2 of the Bank Credit Agreement.

          (c) Reports to Holders and Exchanges. In addition to the reports required by subsections (a) and (b) next above, promptly upon the Agent's request, copies of any reports specified in such request which PLY GEM sends its security holders generally, and any reports or registration statements that PLY GEM files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders.

          (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which PLY GEM or any of its Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which PLY GEM or any of its Affiliates receives from the Pension Benefit Guaranty Corporation.

          (e) Termination Events. As soon as possible and in any event within five days after the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of the chief financial officer, treasurer or chief accounting officer of Seller setting forth details of such event and the action that Seller proposes to take with respect thereto.

          (f) Litigation. As soon as possible and in any event within five Business Days of Seller's or any Originator's knowledge thereof, notice of (i) the commencement of or any development in any litigation, investigation or proceeding which may exist at any time which PLY GEM believes could reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of Seller or any Originator or impair the ability of Seller or any Originator to perform its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY
     GEM) or any other Agreement Document and (ii) any material adverse development in previously disclosed litigation.

          (g)  Agreed Upon Procedures and Other.   As soon as
     available and in any event within 120 days after the end of each fiscal year of PLY GEM, a report from Price Waterhouse or other independent certified public accountants or other auditors acceptable to the Agent (with respect to the fees and expenses for which Seller's obligation to reimburse Agent shall not exceed $40,000 per annum), with respect to the application of certain procedures to Seller's and each Originator's books and records relating to the Pool Receivables.

          (h) Amendment, Waiver, Default, etc. under Bank Credit Agreement. As soon as available and in any event within five Business Days of the execution and delivery thereof, a true and complete copy of each amendment, modification, waiver or consent under the Bank Credit Agreement to which the requisite financial institutions thereunder and PLY GEM, as applicable, have agreed and, as soon as possible, notice describing with reasonable specificity (i) any Event of Default under the Bank Credit Agreement of which the chief financial officer, treasurer or controller of Ply Gem has knowledge and (ii) any default with respect to any Indebtedness, described in Section 10.01(d)(ii) or any Contingent Obligation, instrument or agreement securing or related thereto, as described in Section 10.01(d)(ii), with respect to which the chief financial officer, treasurer or controller of PLY GEM has received notice from any creditor.

          (i) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller or any Originator as the Agent may from time to time reasonably request in order to protect the interests of the Agent or Purchaser under or as contemplated by this Agreement.

     SECTION 7.03. Negative Covenants of Seller and each Originator. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, neither Seller nor, as to matters relating to it or its business or Pool Receivables originated by it or its other property, any Originator will, without the prior written consent of the Agent:

          (a) Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

          (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 8.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c)  Change in Business or Credit and Collection
     Policy. Cease to engage in business of the same general type now conducted by it, and other businesses related to, or growing out of such business, or make any material change in the Credit and Collection Policy. Without limiting the foregoing, the Seller or any Originator shall notify the Agent of any change made to the Credit and Collection Policy within 20 calendar days of such change being implemented. The Agent will have been deemed to have provided the required written consent to any material change to the Credit and Collection Policy if notified within the aforementioned 20 calendar day period and not objected to within 30 calendar days by the Agent.

          (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank from those listed in
     Schedule 6.01(l) or make any change in its instructions to Obligors regarding payments to be made to any Originator, Seller or Servicer or payments to be made to any Lock-Box Bank, unless arrangements reasonably satisfactory to the Agent shall have been made to ensure continuity of the deposit of Collections with the applicable Lock-Box Bank, the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

          (e)  Deposits to Special Accounts.   Deposit or
     otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

          (f) Amendments and Modifications. Amend, supplement, amend and restate, or otherwise modify the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), any Lock-Box Agreement, the Seller Notes, the Ply Gem Note or Seller's certificate of incorporation or by-laws, or waive any of the provisions thereof unless such modification or waiver is made both (i) in accordance with the terms of such document, instrument or agreement and (ii) with the written consent of Purchaser and Agent.

     SECTION 7.04. Negative Covenants of Seller. From the date hereof until the date, following the Commitment Termination Date, on which all Undivided Interests shall be reduced to zero, Seller will not, without the prior written consent of the Agent:

          (a) Incurrence of Indebtedness and Investments. Incur or permit to exist (i) any indebtedness or liability of the Seller (except for the Seller Notes) or (ii) any investment or equity contribution by the Seller on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (x) indebtedness for current accounts payable arising in the ordinary course of business, and (y) other indebtedness and investments outstanding on the date hereof and listed in Schedule 7.04(a).

          (b) Mergers, Acquisitions, Sales, etc. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto).

          (c) Restricted Payments. Purchase or redeem, or permit any of its Affiliates to purchase or redeem, any shares of the capital stock of Seller, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, or prepay, purchase or redeem, or permit any of its Affiliates to purchase, any subordinated indebtedness of Seller (except for the Seller Notes).


                               ARTICLE VIII

                       ADMINISTRATION AND COLLECTION

     SECTION 8.01. Designation of Servicer. (a) PLY GEM as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01. Until the Agent gives to Seller a Successor Notice (as defined in Section 8.01(b)), PLY GEM is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

     (b) Successor Notice; Servicer Transfer Events. Upon PLY GEM's receipt of a notice from the Agent of the Agent's designation of a new Servicer (a "Successor Notice"), PLY GEM agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Agent (or, its designee) shall assume each and all of PLY GEM's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and PLY GEM shall use its best efforts to assist the Agent (or its designee) in assuming such obligations. The Agent agrees not to give PLY GEM a Successor Notice until after the occurrence and during the continuance of any Termination Event listed in any of clauses (a), (e), (f), (g), (h), (i), (j), (k),
(l) or (n) of Section 10.01 or until the occurrence of the Commitment Termination Date or any event which, in the reasonable opinion of the Agent, could have a material adverse effect on PLY GEM's ability to perform its obligations as Servicer hereunder (any such Termination Event or other event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Agent's discretion. If PLY GEM disputes the occurrence of a Servicer Transfer Event, PLY GEM may take appropriate action to resolve such dispute; provided that PLY GEM must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute.

     (c) Subcontracts. Servicer may, with the prior consent of the Agent, subcontract with any other Person (including any Originator, to which the Agent hereby consents) for servicing, administering or collecting the Pool Receivables, provided that such Person agrees to conduct such duties in accordance with the terms of this Agreement and provided, further, that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof.

     SECTION 8.02. Duties of Servicer. (a) Appointment; Duties in General. Each of Seller, Purchaser and the Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 3.01 and 3.02 but shall not be required (unless otherwise requested by the Agent, and subject to Section 3.07) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of Purchaser and any Program Support Party, if applicable, prior to the remittance thereof in accordance with such Sections. If instructed by the Agent at any time following the occurrence and during the continuance of a Termination Event or following the occurrence of the Commitment Termination Date, Servicer shall segregate and deposit with a bank (which may be BofA) designated by the Agent such allocable shares of Collections of Pool Receivables, set aside for Purchaser, any Program Support Party and any other assignee from Purchaser of any Undivided Interest, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, PLY GEM, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as PLY GEM may determine to be appropriate to maximize Collections thereof; provided that, no such extension shall be for more than a total of 30 days or cause any Defaulted Receivable to be an Eligible Receivable and, after giving effect to such extension of maturity, the Aggregate Required Allocations will not exceed the Required Allocations Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.03(a).

     (d) Documents and Records. Seller and each Originator shall deliver to Servicer, and Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event Seller or an Affiliate of the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and
(ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than Seller or an Affiliate of the Seller, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Termination. Servicer's authorization under this Agreement shall terminate upon receipt by the Agent, after the Commitment Termination Date, of an amount equal to the Aggregate Purchaser's Investment plus accrued Earned Discount for each Undivided Interest plus all other amounts owed to the Agent and Purchaser and (unless otherwise agreed to by the Agent and Servicer) Servicer under this Agreement.

     SECTION 8.03.  Rights of the Agent.  (a)  Notice to
Obligors. At any time following the occurrence and during the continuance of a Termination Event or following the occurrence of the Commitment Termination Date, the Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of Undivided Interests by Purchaser.

     (b) Notice to Lock-Box Banks. At any time following the earliest to occur of (i) the occurrence of a Termination Event,
(ii) any of the Conditions Precedent shall not be satisfied and the Agent shall have requested implementation of the Settlement procedures set forth in Section 3.02, and (iii) the date five days after the Agent shall have provided notice to Seller that the warranty in Section 6.01(p) shall no longer be true, the Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Agent, effective when the Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

     (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than PLY GEM or Seller pursuant to Section 8.01:

           (i)  The Agent may direct the Obligors of Pool
     Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Agent or its designee.

          (ii) Seller and each Originator shall, at the Agent's request and at Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent or its designee.

         (iii) Seller and each Originator shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (iv) Each of Seller, each Originator and Purchaser hereby authorizes the Agent to take any and all steps in Seller's or any Originator's name and on behalf of Seller, each Originator and Purchaser which are necessary or desirable, in the reasonable determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's or any Originator's name on checks and other instruments representing Collections and enforcing such Pool

     Receivables and the related Contracts.

     SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

          (a) Seller and each Originator shall perform all of its obligations under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if Undivided Interests had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve Seller or such Originator from such obligations.

          (b) Neither the Agent nor Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

          (c) Seller and each Originator hereby grant to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller or any Originator all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or any Originator or transmitted or received by Purchaser (whether or not from Seller) in connection with any Receivable.

     SECTION 8.05.  Further Action Evidencing Purchases.
(a) Seller agrees that from time to time, at Seller's expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable Purchaser or the Agent to exercise or enforce any of their respective rights hereunder or under the Certificate of Assignments. Without limiting the generality of the foregoing, Seller will upon the request of the Agent:

           (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate;

          (ii) mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Agent, evidencing that such Undivided Interests have been sold in accordance with this Agreement; and

         (iii)  mark its master data processing records
     evidencing such Pool Receivables and related Contracts with such legend.

     (b) Seller hereby authorize the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising in the name of Seller. If Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by Seller as provided in Section 13.01.

     (c) Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months from the fifth anniversary of the date of filing of the financing statement referred to in Section 5.01(f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Commitment Termination Date shall have occurred and all Undivided Interests shall have been reduced to zero

           (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

          (ii) deliver or cause to be delivered to the Agent an opinion of the counsel for Seller referred to in Section 5.01(j) (or other counsel for Seller reasonably satisfactory to the Agent), in form and substance reasonably satisfactory to the Agent, confirming and updating the opinion delivered pursuant to
     Section 5.01(j) with respect to the matters set forth in paragraph no. 7 of Exhibit 5.01(j) and otherwise to the effect that all of the Undivided Interests hereunder continue to be first and prior perfected security interests.

     SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller or any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Agent instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.


                                ARTICLE IX

                             SECURITY INTEREST

     SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and grants to Purchaser a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under the Originator Purchase Agreement (including, without limitation, the security interest granted thereunder by each Originator in its Receivables and certain related assets to Seller), the Ply Gem Note, all the Pool Receivables, the Related Security and all Collections with regard thereto.

     SECTION 9.02.  Further Assurances.  The provisions of

Section 8.05 shall apply to the security interest granted under
Section 9.01 as well as to the Purchases and all Undivided
Interests hereunder.

     SECTION 9.03. Remedies. Upon the occurrence of a Termination Event, Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                 ARTICLE X

                            TERMINATION EVENTS

     SECTION 10.01. Termination Events. If any of the following events ("Termination Events") shall occur:

          (a) (i) Servicer (if Seller or an Affiliate of Seller) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for five Business Days after the Servicer shall have been notified by Purchaser or the Agent or its chief financial officer, treasurer or controller have acquired knowledge thereof or (ii) Servicer (if Seller or an Affiliate of Seller) or Seller (if not Servicer) shall fail to make any payment or deposit to be made by it hereunder when due and such amount shall remain unpaid for two Business Days; or

          (b) Any representation or warranty made or deemed to be made by Seller (or any of its officers) or any Originator
     (or any of its officers) under or in connection with this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), any other Agreement Document or any Periodic Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

          (c) Seller or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY GEM), any other Agreement Document on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice thereof shall have been given by the Agent to Seller; or

          (d) (i) An Event of Default shall have occurred and be continuing under the Bank Credit Agreement; or (ii) with respect to any Indebtedness (other than the notes issued under the Bank Credit Agreement) which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000 or in the payment of any Contingent Obligation (other than any guaranty in favor of the financial institutions party to the Bank Credit Agreement) relating to any primary obligation the aggregate principal amount of which is equal to or greater than $10,000,000 PLY GEM or any of its Subsidiaries shall (A) default in the payment of principal of or interest on any such Indebtedness or Contingent Obligation beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than the notes issued under the Bank Credit Agreement) or Contingent Obligations (other than the guaranty in favor of the financial institutions party to the Bank Credit Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause (i) or (ii) of this paragraph is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; unless, in any such case, under this clause (d), such Event of Default or default or other event or condition is waived by the holder of such Indebtedness or the beneficiary of such Contingent Obligation; or

          (e)  A Change of Control shall occur; or

          (f) An Event of Bankruptcy shall have occurred and remained continuing with respect to Seller or any Originator; or

          (g) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller to the Agent and Purchaser prior to the date of execution and delivery of this Agreement is pending against Seller or any Originator, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of the Agent, is likely to materially adversely affect the financial position or business of Seller or any Originator or impair the ability of Seller or any Originator to perform its obligations under this Agreement, the Originator Purchase Agreement, the Support Agreement (in the case of PLY
     GEM) or any other Agreement Document; or

          (h) At any time, the Aggregate Required Allocations shall exceed the Required Allocations Limit and such default shall remain uncured (by payments of Collections or other funds of the Seller) for a period of 3 Business Days; or

          (i) The Default Ratio exceeds 10% for any period of 60 consecutive days; or

          (j)  The Losses to Liquidations Ratio exceeds 3.0%; or

          (k)  The Dilution Ratio exceeds 7.5%; or

          (l) There shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables or there shall have occurred any other event which materially adversely affects the ability of Seller, any Originator or Servicer to collect Pool Receivables or the ability of Seller, any Originator or Servicer to perform hereunder or the warranty in Section 6.01(p) shall not be true at any time; or

          (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or any Originator; or

          (n)  The Seller's Tangible Net Worth shall be less than
     $4,900,000 for more than five Business Days after the earlier of
     (x) notice to the Seller or (y) the Seller becomes aware of same.

     SECTION 10.02. Remedies. (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in subsection (f) of Section 10.01), the Agent shall, at the request, or may with the consent, of Purchaser, by notice to Seller declare the Commitment Termination Date to have occurred.

     (b) Automatic Termination. Upon the occurrence of a Termination Event described in subsection (f) of Section 10.01, the Commitment Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; provided however, that with respect to any proceeding instituted against Seller pursuant to 11 U.S.C. Section 303 (an "Involuntary Federal Proceeding"), the settlement procedures described in Section 3.02 shall become applicable upon the commencement of such Proceeding and no further Purchases or Reinvestments of Collections shall be made; and provided, further, that if such Involuntary Federal Proceeding is dismissed within 60 days after its commencement, and if no other Termination Event has occurred, then following such dismissal, the Commitment shall be reinstated as if the Commitment Termination Date had not occurred upon the commencement of such Involuntary Federal Proceeding.

     (c) Additional Remedies. Upon any termination of the facility pursuant to this Section 10.02, the Agent and Purchaser shall have, in addition to all other rights and remedies under this Agreement, the Originator Purchase Agreement, the Support Agreement and any other Agreement Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XII hereof, (i) the occurrence of a Termination Event shall not deny to Purchaser any remedy in addition to termination of the Commitment to which Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) following the occurrence of any Termination Event Purchaser may elect to assign to any Person any Undivided Interest owned by Purchaser.


                                ARTICLE XI

                                 THE AGENT

     SECTION 11.01. Authorization and Action. Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     SECTION 11.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:
(a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with this Agreement, the Originator Purchase Agreement, the Support Agreement or any other Agreement Document;
(c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Seller or any Originator or to inspect the property (including the books and records) of Seller or any Originator; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments or any other Agreement Document; and (e) shall incur no liability under or in respect of this Agreement, the Originator Purchase Agreement, the Support Agreement or any other Agreement Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 11.03. Agent and Affiliates. BofA and its Affiliates may generally engage in any kind of business with Seller, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, any Originator or any Obligor or any of their respective Affiliates, all as if BofA were not the Agent and without any duty to account therefor to Purchaser or any other holder of an interest in Pool Receivables.


                                ARTICLE XII

                    ASSIGNMENT OF PURCHASER'S INTEREST

     SECTION 12.01. Restrictions on Assignments. (a) Neither Seller nor Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and Purchaser may not assign any Undivided Interest (or portion thereof) to any Person without the prior written consent of

Seller; provided, however, that

           (i) Purchaser may assign, or grant a security interest in, any Undivided Interest (or portion thereof) to BofA, any Program Support Provider (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of BofA or any Program Support Provider (which may then assign any Undivided Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose; provided that Seller shall not be required to pay any amount under Section 4.02 with respect to such party or parties in excess of the amount for which Seller would be responsible if such assignment to such party or parties had not been made); and

          (ii) Purchaser may assign and grant a security interest in any interest in, to and under any Undivided
     Interest, this Agreement and the other Agreement Documents to BofA, as Collateral Trustee, and any successor in such capacity, to secure Purchaser's obligations under or in connection with the Commercial Paper Notes, any Program Support Agreement, and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.01(b),
     Section 12.03 or 12.04 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

     (b) Seller agrees to advise the Agent within five Business Days after notice to Seller of any proposed assignment by Purchaser of any Undivided Interest (or portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, Purchaser may immediately assign such Undivided Interest (or portion thereof) to BofA, any Program Support Provider or any Affiliate of BofA or any Program Support Provider. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

     SECTION 12.02. Rights of Assignee. Upon the assignment by Purchaser of any Undivided Interest (or portion thereof) in accordance with this Article XII, (a) the assignee receiving such assignment shall have all of the rights of Purchaser hereunder with respect to such Undivided Interest (or such parties thereof) and (b) all references to Purchaser in Section 4.02 shall be deemed to apply to such assignee to the extent of its interest in the related Purchaser's Investment and the related Collections.

     SECTION 12.03. Allocation of Payments. If on any date there are sufficient funds in the Agent's account to distribute a portion, but not all, of the amounts payable pursuant to subsection (c)(i) of either Section 3.01 or Section 3.02 and, due to any assignment of any Undivided Interest (or portion thereof), such amounts are payable to more than one Person, then (unless otherwise agreed between such Persons) (a) if any of such Persons is a Program Support Provider, as assignee of or holder of a security interest in such Undivided Interest pursuant to a Program Support Agreement, then the Agent shall distribute such funds (i) first to such Program Support Provider, to the extent of its interest in such Undivided Interest (or shall hold such funds in trust for Liquidity Bank pending distribution in accordance with the applicable Program Support Agreement) and
(ii) second to any Program Support Provider, to the extent of its accrued and unpaid interest in any other Undivided Interest (or shall hold such funds in trust for such Program Support Provider pending distribution in accordance with the applicable Program Support Agreement), before distributing any such funds to any other Person, and (b) in all other cases, the Agent shall distribute funds to such Persons pro rata based upon the amounts so payable to such Persons.

     SECTION 12.04. Notice of Assignment. Purchaser shall provide notice to Seller of any assignment of any Undivided Interest (or portion thereof) by Purchaser to any assignee, other than an assignment to a Program Support Provider pursuant to an applicable Program Support Agreement or to the Collateral Trustee.

     SECTION 12.05. Evidence of Assignment; Endorsement on Certificate. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of Exhibit 12.05 or by such other instrument(s) or document(s) as may be satisfactory to Purchaser, the Agent and the assignee. Purchaser authorizes the Agent to, and the Agent agrees that it shall, endorse the Certificate of Assignments to reflect any assignments made pursuant to this
Article XII or otherwise.

     SECTION 12.06. Rights of Program Support Provider and Collateral Trustee. Seller hereby agrees that, upon notice to Seller, a Program Support Provider and the Collateral Trustee referred to in Section 12.01, or either of them, may exercise all the rights of the Agent hereunder, in the case of a Program Support Provider, with respect to Undivided Interests, and Collections with respect thereto, which have been assigned (or in which a security interest has been granted) to such Program Support Provider, and in the case of such Collateral Trustee, with respect to all Undivided Interests (or portions thereof), and Collections with respect thereto, which are owned by Purchaser (and not subject to an assignment or security interest in favor of such Program Support Provider under a Program Support Agreement), and all other rights and interests of Purchaser in, to or under this Agreement, the Originator Purchase Agreement, the Support Agreement or any other Agreement Document. Without limiting the foregoing, upon such notice such Program Support Provider and such Collateral Trustee, or either of them, may request Servicer to segregate Purchaser's and Program Support Provider's allocable shares of Collections from Seller's allocable share, and from each other's allocable share, in accordance with Section 8.02(a), may give a Successor Notice pursuant to Section 8.01(a), may give or require the Agent to give notice to the Lock-Box Banks as referred to in
Section 8.03(a), and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them (provided that such Program Support Provider and such Collateral Trustee together shall designate a single account for the making of such payments with respect to any Pool Receivable), in each case, to the same extent as the Agent might have done.

                               ARTICLE XIII

                              INDEMNIFICATION

     SECTION 13.01.  Indemnities by Seller and each Originator.
(a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, each Originator, as to matters relating to it or its business or Pool Receivables originated by it or its other property, hereby severally agrees, and the Seller hereby agrees, to indemnify each of the Agent, Purchaser, each Program Support Provider, BofA, each of BofA's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, the Originator Purchase Agreement, the Support Agreement, any other Agreement Documents or the ownership or funding of any Undivided Interest or in respect of any Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, Purchaser or such Indemnified Party and (b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. The Agent and the Purchaser each hereby acknowledges that commercially reasonable efforts shall be made by it to promptly notify the Seller after it requires any knowledge of any event or condition which could reasonably be expected to result in an Indemnified Amount being payable; provided, that the failure to so notify the Seller shall not impair or otherwise affect the rights of any Indemnified Party to be indemnified for all Indemnified Amounts under this Section 13.01, it being understood that the immediately preceding proviso shall not prejudice any claim by Seller for damages if such failure materially and adversely affects the rights and obligations of Seller or any Originator. Without limiting the foregoing, each Originator, as to matters relating to it or its business or Pool Receivables originated by it or its other property, hereby severally agrees, and the Seller hereby agrees, to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

           (i) the transfer by Seller of any interest in any Receivable other than the transfer of an Undivided Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01;

          (ii) the breach of any representation or warranty made by Seller or any Originator (or any of their respective officers) under or in connection with this Agreement, the Originator Purchase Agreement, the Support Agreement, any other Agreement Documents, any Periodic Report or any other information or report delivered by Seller or any Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

         (iii) the failure by Seller or any Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Receivables in, or purporting to be in, the Receivables
     Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser, any assignee from Purchaser or the Agent (when used in this clause (iv), an Adverse Claim shall include any lien for taxes whether accrued and payable or not), whether existing at the time of any Purchase or Reinvestment of such Undivided Interest or at any time thereafter;

           (v) the failure to file, or any delay in filing, Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (vii) any failure of Seller, any Originator or the Servicer to perform its duties or obligations in accordance with the provisions of Article VIII;

        (viii) any breach of warranty or products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

          (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller or any Originator under Section 13.01(a)(ix), such Indemnified Party shall give prompt and timely notice of such attempt to Seller and Seller or such Originator shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (c) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then each of Seller and each Originator severally agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller and each Originator on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


                                ARTICLE XIV

                               MISCELLANEOUS

     SECTION 14.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller or any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by
(a) Seller, the Agent and Purchaser (with respect to an amendment) or (b) the Agent and Purchaser (with respect to a waiver or consent by any of them) or Seller (with respect to a waiver or consent by Seller or any Originator), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including Telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by Telex, or by facsimile, to the intended party at the address or Telex or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, (d) if transmitted by Telex, when sent, answerback confirmed, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I shall not be effective until received.

     SECTION 14.03. No Waiver; Remedies. No failure on the part of the Agent, any Affected Party, any Indemnified Party, Purchaser or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of BofA and each Program Support Provider is hereby authorized by Seller and each Originator at any time and from time to time, on any day (i) which is a Run Off Day or (ii) on which an event has occurred and is continuing that constitutes an Event of Termination, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by BofA and any Program Support Provider to or for the credit or the account of Seller or any Originator, now or hereafter existing under this Agreement, the Originator Purchase Agreement, the Support Agreement or any other Agreement Documents, to the Agent, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

     SECTION 14.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, each Originator, the Agent, Purchaser and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Undivided Interests shall have been reduced to zero. The rights and remedies with respect to any breach of any representation and warranty made by Seller and each Originator pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06 and 14.07 shall be continuing and shall survive any termination of this Agreement. After (i) the Commitment Termination Date shall have occurred, (ii) all Undivided Interests shall have been reduced to zero, (iii) the Earned Discount and Servicing Fee for all Undivided Interests shall have been received by the parties entitled thereto and (iv) all other amounts payable under this Agreement and the other Agreement Documents shall have been paid in full, the Agent shall, at the request and expense of the Seller, execute and deliver to the Seller such documents as the Seller shall reasonably request to evidence the termination of such Undivided Interests, including, without limitation, UCC termination statements.

     SECTION 14.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller and each Originator severally agree to pay on demand its respective allocable portion of:

          (a) all reasonable costs and expenses incurred by the Agent, Purchaser, BofA, each Program Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments and the other Agreement Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of Seller's or any Originator's books and records either prior to the execution and delivery hereof or pursuant to
     Section 7.01(c); and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 14.06. No Proceedings. Seller, each Originator and BofA, individually and as Agent, each hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller.

     SECTION 14.07. Confidentiality of Seller Information. (a) Each party hereto (other than Seller and each Originator) acknowledges that certain of the information provided to such party by or on behalf of Seller or such Originator in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Seller or such Originator shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

          (i) any information regarding, or copies of, any Periodic Reports, and any non-public financial statements, reports and other information, furnished by Seller or any Originator to Purchaser or the Agent pursuant to or in connection with this Agreement, or

         (ii) any other information regarding Seller or any Originator which is designated by Seller to such party in writing or otherwise as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by Seller or any Originator or any attorney for or other representative of Seller or any Originator (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"; provided, however, "Seller Information" shall not include

              (A) any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than Seller or any Originator or any other Seller Information Provider that such party reasonably believes has the right to disclose such information, or which was known to such party on a nonconfidential basis prior to its disclosure by Seller or any Originator or any other Seller Information Provider), or

              (B) general information regarding the nature of this Agreement, the Originator Purchase Agreement, the Support Agreement or any other Agreement Document, the basic terms hereof or thereof (including without limitation the amount and nature of Purchaser's commitment and Purchaser's Investments hereunder and of the recourse or other credit enhancement provided by Seller hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool, the identity of Seller and each Originator.

     (b) Notwithstanding subsection (a), each party may disclose any Seller Information:

          (i) to any of such party's independent attorneys, consultants and auditors, and to such of the Program Support Providers, any dealer or placement agent for Purchaser's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of Purchaser, any Program Support Provider or BofA under or in connection with this Agreement, who (A) in the good faith belief of such party, have a need to know such Seller Information, (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.07, and (C) are subject to confidentiality restrictions generally consistent with this Section 14.07,

         (ii) to any rating agency that maintains a rating for Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of Purchaser in connection with such rating,

        (iii) to any other party to this Agreement, for the purposes contemplated hereby,

         (iv) in the case of the identity of the Seller and/or each Originator, to any Person whom any dealer or placement agent for Purchaser shall have identified as an actual or potential investor in Commercial Paper Notes, and who shall have agreed with BofA in writing to keep such information confidential and use it only in connection with considering or monitoring such investments, subject to applicable legal requirements (it being understood that such Person may also receive the information excluded from the definition of "Seller Information" pursuant to clause (B) of subsection (a)),

         (v) as may be required in the reasonable judgment of such party, by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

         (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information.

     (c) In the event that any party hereto (other than Seller and/or any Originator) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representatives to)

          (i)  provide Seller with prompt written notice so that
     (A) Seller or any other Seller Information Provider may seek a protective order or other appropriate remedy, or (B) Seller may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion;

          (ii) unless Seller agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.07;

         (iii) take any action as Seller or any other Seller Information Provider may reasonably request to seek a protective order or other appropriate remedy, provided that, in connection therewith, such party shall have first received such assurances as it may reasonably request that Seller or such other Seller Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or Seller agrees that such Seller Information may be disclosed, furnish only that portion of the Seller Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in clause (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Seller Information.

     (d) This Section 14.07 shall survive termination of this Agreement.

     SECTION 14.08. Confidentiality of BofA Information. (a) Each party hereto (other than BofA) acknowledges that BofA regards the structure of the transactions contemplated by this Agreement, the other Agreement Documents, and by any Program

Support Agreement and the other Program Documents referred to therein, to be proprietary, and each such party severally agrees that:

          (i) unless BofA shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

              (A) any information regarding, or copies of, this Agreement, the other Agreement Documents or any transaction contemplated hereby,

              (B) any information regarding, or copies of, any Program Support Agreement, any of the other Program Documents referred to therein, or any transaction contemplated thereby,

              (C) any information regarding the organization or business of Purchaser generally, or

              (D)  any information regarding BofA which is
         designated by BofA to such party in writing or otherwise as confidential or not otherwise available to the general public

(the information referred to in clauses (A), (B), (C) and (D) above, whether furnished by Purchaser, BofA (including any branch or agency thereof), any Program Support Provider, any assignee of or participant in any rights or obligations of Purchaser or any Program Support Provider, or any attorney for or other representative of any of the foregoing (each a "BofA Information Provider"), is collectively referred to as the "BofA Information"; provided, however, "BofA Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than BofA or any other BofA Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by BofA or any other BofA Information Provider);

         (ii) such party will make the BofA Information available to only such of its officers, directors, employees and agents who (A) in the good faith belief of such party, have a need to know such BofA Information, (B) are informed by such party of the confidential nature of the BofA Information and the terms of this Section 14.08, and (C) are subject to confidentiality restrictions consistent with this Section 14.08;

        (iii) such party will use the BofA Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and the other Agreement Documents and making any necessary business judgments with respect thereto; and

         (iv) such party will, upon demand, return (and cause each of its officers, directors, employees, agents, attorneys, consultants or auditors (collectively, "representatives") to return) to BofA, or to such other BofA Information Provider as shall have furnished it with any BofA Information, all documents or other written material received from BofA or such other BofA Information Provider which constitute or contain any BofA

     Information described in subclause (B), (C), or (D) of clause (i) above and all copies of such documents or other material in its possession or in the possession of any of its representatives, and will not retain any copy, summary or extract thereof on any storage medium whatsoever.

     (b) Notwithstanding clause (i) of subsection (a), each party may disclose any BofA Information:

          (i) to its independent attorneys, consultants and auditors who (A) in the good faith belief of such party, have a need to know such BofA Information, (B) are informed by such party of the confidential nature of the BofA Information and the terms of this Section 14.08, and (C) are subject to confidentiality restrictions consistent with this Section 14.08,

         (ii) to any other party to this Agreement, for the purposes contemplated hereby,

        (iii) as may be required in Seller's reasonable judgment, by any municipal, state, federal or other regulatory body (including, without limitation, the Securities Exchange Commission) having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or

         (iv) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such BofA Information.

     (c) In the event that any party hereto (other than BofA) or any one to whom such party or its representatives transmits the BofA Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the BofA Information, such party will (or will cause its representatives to)

          (i)  provide BofA with prompt written notice so that
     (A) Purchaser, BofA, or any other BofA Information Provider may seek a protective order or other appropriate remedy, or
     (B) BofA may, if it so chooses, agree that such party (or its representatives) may disclose such BofA Information pursuant to such request or legal compulsion;

         (ii) unless BofA agrees that such BofA Information may be disclosed, make a timely objection to the request or compulsion to provide such BofA Information on the basis that such BofA Information is confidential and subject to the agreements contained in this Section 14.08;

        (iii)  take any action as BofA or any other BofA
     Information Provider may reasonably request to seek a protective order or other appropriate remedy, provided that, in connection therewith, such party shall have first received such assurances as it may reasonably request that BofA or such other BofA Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

         (iv) in the event that such protective order or other remedy is not obtained, or BofA agrees that such BofA Information may be disclosed, furnish only that portion of the BofA Information which is legally required to be furnished, and, provided such party (or its representative) is reimbursed or assisted as referred to in clause (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the BofA Information.

     (d) This Section 14.08 shall survive termination of this Agreement.

     SECTION 14.09. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     SECTION 14.10. Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 14.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 14.12. Waiver Of Jury Trial. SELLER AND EACH ORIGINATOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE ORIGINATOR PURCHASE AGREEMENT, THE SUPPORT AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION
HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE ORIGINATOR PURCHASE AGREEMENT, THE SUPPORT AGREEMENT, THE CERTIFICATE OF ASSIGNMENTS OR ANY OTHER AGREEMENT DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     SECTION 14.13.  Consent To Jurisdiction; Waiver Of
Immunities.  EACH OF SELLER, PURCHASER AND EACH ORIGINATOR HEREBY
ACKNOWLEDGES AND AGREES THAT:

          (a)  IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION,

     FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT,
     (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND
     (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         (b)  TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE
     ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION
     OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

       SECTION 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

       SECTION 14.15. Certain Matters relating to the Originators. Each Originator and Seller agree that each Originator has entered into this Agreement and made the representations and warranties and covenants, and undertaken the other obligations that apply to it hereunder, for and in consideration of the execution, delivery and performance of the Originator Purchase Agreement by the Seller. Each Originator and Seller intend that the sales of Receivables under the Originator Purchase Agreement be "true sales" and not a borrowing secured by such Receivables and each Originator hereby acknowledges and agrees that it is a party hereto and makes its respective representations and warranties and covenants, and has undertaken its other obligations herein
(as opposed to the Originator Purchase Agreement) solely as a measure to avoid repetition in the Originator Purchase Agreement of certain representations and warranties and covenants and other obligations herein that are made by the Seller and each Originator. The representations, warranties, covenants and other obligations of each Originator hereunder are limited to the respective representations, warranties, covenants and other obligations expressly made or undertaken by such Originator herein.


                            [SIGNATURES FOLLOW]

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              RECEIVABLES CAPITAL CORPORATION,
                              as Purchaser

                              By____________________________________
                                Title_______________________________

                              c/o Merrill Lynch Money Markets Inc.
                              World Financial Center - North Tower
                              250 Vesey - 10th Floor
                              New York, New York  10081
                              Attention:  Mr. Thomas Dunstan
                              Telephone Number: (212) 449-2234
                              Facsimile Number: (212) 449-1606


                              And with a copy to the Agent (except
                              in the case of notice from the Agent)

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as the Agent

                              By__________________________________
                                 Vice President

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Facsimile No.:  (312) 828-7855
                              Attention:      Securitized Products
                                              Group

                              PGI INVESTMENTS, INC.,
                              as Seller

                              By____________________________________
                                Title_______________________________

                              777 Third Avenue
                              30th Floor
                              New York, New York 10017
                              Facsimile No.:  (212) 888-0472
                              Attention:____________________________

                              PLY GEM INDUSTRIES, INC.
                              as Originator and initial
                              Servicer

                              By_____________________________________
                                Title________________________________

                              777 Third Avenue
                              30th Floor
                              New York, New York  10017
                              Facsimile No.:  (212) 888-0472
                              Attention:_____________________________

                              ALLIED PLYWOOD CORPORATION,
                              as Originator


                              By______________________________________
                                Title_________________________________

                              200 Baker Avenue
                              Suite 210
                              Concord, Massachusetts  01742
                              Facsimile No.:  (508) 371-2334
                              Attention:______________________________

                              CENTRAL NEW YORK WINDOW CO.,
                              as Originator

                              By_______________________________________
                                Title__________________________________

                              367 Orchard Street
                              Rochester, New York 14606
                              Facsimile No.:  (716) 289-8148
                              Attention:_______________________________

                              CONTINENTAL WOOD PRESERVERS, INC.,
                              as Originator


                              By________________________________________
                                Title___________________________________

                              7500 E. Davison Avenue
                              Detroit, Michigan  48212
                              Facsimile No.:  (313) 365-5039
                              Attention:________________________________

                              HOOVER TREATED WOOD PRODUCTS, INC.,
                              as Originator


                              By________________________________________
                                Title___________________________________
                              Main Street, Knox Shopping Center
                              Knox Building, 2nd Floor
                              P.O. Box 746
                              Thompson, Georgia  30824

                              Facsimile No.:  (706) 595-1326
                              Attention:________________________________

                              SAGEBRUSH SALES, INC.,
                              as Originator


                              By________________________________________
                                Title___________________________________

                              6300 State Road 303
                              Albuquerque, New Mexico  87125
                              Facsimile No.:  (505) 873-4777
                              Attention:________________________________

                              SNE ENTERPRISES, INC.,
                              as Originator


                              By________________________________________
                                Title___________________________________

                              One Wausau Center
                              730 Third Street
                              P.O. Box 8007
                              Wausau, Wisconsin  54402-8007
                              Facsimile No.:  (715) 847-6603
                              Attention:

                              SNE ENTERPRISES - TEXAS, INC.,
                              as Originator

                              By________________________________________
                                Title___________________________________

                              804 4th Street
                              P.O. Box 293
                              Commerce, Texas  75428
                              Facsimile No.:  (903) 886-8533
                              Attention:

                              STUDLEY PRODUCTS, INC.,
                              as Originator


                              By______________________________________
                                Title_________________________________

                              95 Inip Drive
                              P.O. Box 130
                              Inwood, New York 11696
                              Facsimile No.:  (516) 371-3540
                              Attention:_______________________________

                              VARIFORM, INC.,
                              as Originator

                              By_______________________________________
                                Title__________________________________

                              P.O. Box 559
                              303 West Major
                              Kearney, Missouri 64060
                              Facsimile No.:  (816) 635-6942
                              Attention:_______________________________

                                 APPENDIX A

                                 DEFINITIONS



     This is Appendix A to the Receivables Purchase Agreement dated as of December 15, 1994 among PGI Investments, Inc., as Seller, certain of its affiliates, as the Originators, Receivables Capital Corporation, as Purchaser, and Bank of America National Trust and Savings Association, as Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.


                                    INDEX


                                                        Page No.

A.    Defined Terms. . . . . . . . . . . . . . . . . . .  A-1
B.    Other Terms  . . . . . . . . . . . . . . . . . . .  A-17
C.    Computations of Time Periods . . . . . . . . . . .  A-18


     A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

     "ABACUS" means Abacus Funding Co., a Delaware corporation.

     "Adjusted Average Maturity" has the meaning set forth in Appendix B.

     "Adjusted Purchase Limit" means, on any day, the Purchase
Limit as such amount may have been reduced pursuant to Section 1.07 up to and including such day.

     "Adverse Claim" means a lien, security interest, charge, or encumbrance, or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or (b) an unfiled lien for taxes accrued but not yet payable.

     "Affected Party" means each of Purchaser, each Program Support Provider, any permitted assignee of Purchaser or a Program Support Provider, any assignee of any of Purchaser's obligations to a Program Support Provider in respect of any Funding, or any holder of a participation interest, in the rights and obligations of any Program Support Provider under any Program Support Agreement and in respect of any Funding, the Agent, BankAmerica Corporation and any holding company of BofA.

     "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

     "Agent" has the meaning set forth in the preamble.

     "Aggregate Purchaser's Investments" at any time means the sum of the Dollar amount of all Purchaser's Investments.

     "Aggregate Required Allocations" at any time means the sum of all Required Allocations of all Undivided Interests.

     "Agreement Documents" means this Agreement, the Originator Purchase Agreement, the Support Agreement, the Certificate of Assignments, the Ply Gem Note, the Seller Notes and the other documents to be executed and delivered in connection herewith.

     "Alternate Reference Rate" has the meaning set forth in Appendix B.

     "Arrangement Fee" has the meaning set forth in
Section 4.01(a).

     "Average Maturity" has the meaning set forth in Appendix B .

     "BAI" means Bank of America Illinois (formerly known as
Continental Bank), an Illinois state banking corporation.

     "Bank Credit Agreement" means the Credit Agreement dated as of February 24, 1994, among PLY GEM, National Westminster Bank USA, as Agent and Continental Bank N.A., European American Bank, LTCB Trust Company and NationsBank of North Carolina, National Association, as Co-Agents, and certain other banks signatories thereto, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified or waived in accordance with its terms. If such Credit Agreement expires, terminates or is no longer binding on PLY GEM for any reason, for purposes of this Agreement, such Credit Agreement shall be deemed to remain in effect as in effect at the time immediately prior to the date of such expiration, termination or other such event; provided, that if at any time such Credit Agreement is terminated and replaced with a new committed or term lending facility providing for loans to PLY

GEM and/or its Subsidiaries in an aggregate principal amount of at least $50,000,000 and (x) the Agent, in its individual capacity, or Bank of America Illinois (or their respective successors) is a lender or a participant thereunder, or (y) as to which the Agent in its reasonable judgment has notified the Seller that the Agent consents that such new lending facility shall constitute a Bank Credit Agreement for all purposes of this Agreement (such consent not to be unreasonably withheld), such replacement credit agreement shall be deemed to be the Bank Credit Agreement.

     "Bank Rate" has the meaning set forth in Appendix B.

     "BofA" has the meaning set forth in the preamble.

     "BofA Information" has the meaning set forth in Section 14.08.

     "Business Day" means a day on which both (a) the Agent at its principal office in Chicago, Illinois is open for business and
(b) commercial banks in New York City are not authorized or required to be closed for business.

     "Certificate of Assignments" means a certificate of assignment, by Seller to the Agent, in the form of Exhibit 5.01(a), evidencing an Undivided Interest owned by Purchaser or an assignee thereof.

     "Change of Control" means (i) any person or group of related persons, excluding Permitted Shareholders, gains beneficial ownership of a majority in voting interest of the outstanding voting stock of PLY GEM or has caused to be elected a majority of the Board of Directors of PLY GEM against the wishes of a majority of the voting interest held by Permitted Shareholders or (ii) all or substantially all of the assets of PLY GEM are sold or liquidated. As used herein, "Permitted Shareholders" means (a) Jeffrey S. Silverman, (b) any of his descendants or legatees, (c) any executor, personal representative or spouse of Jeffrey S. Silverman, or any of his descendants, (d) any person who was a director or employee of PLY GEM or any of its Subsidiary on the date hereof, (e) any corporation, trust or other entity holding voting stock of PLY GEM as to which one or more of the persons identified in the foregoing clauses (a) through (d) have sole voting or investment power, (f) any trust as to which persons so identified hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of contingent remainderman, and (g) any employee stock ownership plan for the benefit of employees of PLY GEM or its Subsidiaries.

     "Collections" means, with respect to any Receivable, all funds which either (a) are received by Seller, any Originator, or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, any Originator, or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received, by

Seller any Originator, or any other Person as a Collection pursuant to Section 3.03.

     "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

     "Commercial Paper Rate" has the meaning set forth in Appendix B.

     "Commitment" has the meaning set forth in Section 1.01.

     "Commitment Termination Date" has the meaning set forth in
Section 1.05(a).

     "Concentration Limit" has the meaning set forth in
Section 2.04(b).

     "Conditions Precedent" has the meaning set forth in
Section 5.02.

     "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not state or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Contract" means a contract between any Originator and any Person pursuant to or under which such Person shall be obligated to make payments to such Originator.

     "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables described in Schedule 6.01(m)-2, as modified without violating Section 7.03(c).

     "Credit Reserve" means, on any day, the greatest of the following amounts:

          (a) two times (ii) the product of (A) the highest average Sales Based Default Ratio for any consecutive three
     Month End Dates during the twelve month period ending on the most recent Month End Date times (B) Net Sales for the three month period ending on the most recent Month End Date;

          (b) the greatest of the aggregate Unpaid Balance of Receivables originated by sales to (i) the Obligor rated A-2 or less by S&P and/or P-2 or less by Moody's and/or rated less than any equivalent rating by any nationally recognized ratings service (as determined by the Agent in its reasonable discretion) owing the largest aggregate Unpaid Balance on such day, (ii) the two Obligors rated A-3 or less by S&P and/or P-3 or less by Moody's and/or rated less than any equivalent rating by any nationally recognized ratings service (as determined by the Agent in its reasonable discretion) owing the two largest aggregate Unpaid Balances on such day, and (iii) the four Obligors without investment grade ratings by S&P, Moody's and/or any nationally recognized ratings service (as determined by the Agent in its reasonable discretion) owing the four largest Unpaid Balances on such day;

          (c) the product of (i) the Sales Based Default Ratio for the most recent Month End Date times (ii) Net Sales for the three month period ending on the most recent Month End Date; and

          (d)  $1,500,000.

     "Default Ratio" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate
Unpaid Balance of all Pool Receivables that were Defaulted
Receivables on such date by (y) the aggregate Unpaid Balance of all Pool Receivables on such date.

     "Defaulted Receivable" means a Receivable:

          (a) as to which any payment, or part thereof, remains unpaid for 60 days from the original due date (as such date may be extended pursuant to Section 8.02(c)) for such payment (except for any such Receivable with respect to which the Agent has received written notice briefly describing the nature of a good faith business dispute between the Originator of such Receivable and the applicable Obligor),

          (b) as to which the Obligor thereof is the Obligor on any other Defaulted Receivable which, when taken together with any Receivables described in clause (a) above as being subject to a good faith business dispute, have an aggregate Unpaid Balance in excess of 15% or more of the aggregate Unpaid Balance of all Pool Receivables of such Obligor (unless the aggregate Unpaid Balance of all Pool Receivables of such Obligor is less than $10,000, in which case the preceding portion of this clause (b) shall not apply),

          (c) originated by sales to an Obligor with respect to which an Event of Bankruptcy has occurred and remains continuing,

          (d) as to which payments have been extended, or the terms of payment thereof rewritten, without the Agent's consent (except as permitted herein), or

          (e) which, consistent with the Credit and Collection
     Policy, would be written off Seller's books as uncollectible.

     "Designated Obligor" means, at any time, all Obligors of any Originator except any such Obligor as to which the Agent has, at least three Business Days prior to the date of determination (exercising its reasonable credit judgment), given notice to Seller that such Obligor shall not be considered a Designated Obligor; provided that any Receivable originated by sales to such Obligor which have been purchased by the Purchaser prior to such date shall not be excluded from Eligible Receivables solely because the Obligor is not a Designated Obligor.

     "Dilution Factors" means any event or condition described in clause (a) of Section 3.03(a) that would cause any Pool Receivable or portion thereof to be deemed a Collection.

     "Dilution Ratio" means, as of any day and for any period, the quotient of (a) the aggregate reduction attributable to Dilution Factors occurring prior to such day in the Unpaid Balance of Eligible Receivables originated in such period divided by (b) the sum of (i) the aggregate Unpaid Balance of such Eligible Receivables on such day plus (ii) the aggregate amount of such reduction.

     "Dilution Reserve" means, on any day, the highest of (a) the product of (i) the highest Dilution Ratio for any one month period ending on a Month End Date within the twelve month period ending on the most recent Month End Date times (ii) the Aggregate Purchaser's Investments on such day, (b) the product of (i) two times (ii) the Dilution Ratio for the twelve month period ended on the most recent Month End Date times (iii) the Aggregate Purchaser's Investments on such day and (c) $500,000.

     "Discount Factor" has the meaning set forth in Appendix B.

     "Dollars" means dollars in lawful money of the United States of America.

     "Domestic CD Rate (Adjusted)" has the meaning set forth in Appendix B.

     "Earned Discount" has the meaning set forth in Appendix B.

     "Eligible Contract" means a Contract in one of the forms set forth in Schedule 6.01(m)-1 or otherwise approved by the Agent.

     "Eligible Receivable" means, at any time, a Receivable:

     (a) the Obligor of which is not an Affiliate of any of the parties hereto and is not a Prohibited Governmental Authority;

     (b) the Obligor of which is located in (i) Puerto Rico (if the aggregate Unpaid Balance of Pool Receivables originated by sales to Obligors located in Puerto Rico is not greater than $1,000,000 at such time) or (ii) the United States, and, in either case, is a Designated Obligor at the time of the creation of an interest in such Receivable hereunder;

     (c)  which is not a Defaulted Receivable;

     (d)  (i) which arose in the ordinary course of the related

Originator's business from the sale of such Originator's merchandise, insurance or services and (ii) which, according to the Contract related thereto, is required to be paid in full within 120 days of the original billing date or statement date therefor;

     (e) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

     (f) which is denominated and payable only in United States dollars in the United States;

     (g) which arises under an Eligible Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (h) which, at the time of the initial creation of an interest in such Receivable hereunder, is not subject to any existing dispute, offset, counter-claim or defense whatsoever;

     (i) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation;

     (j) as to which, at or prior to the time of the initial creation of an interest in such Receivable through a Purchase, the Agent has not notified the Seller that the Agent (exercising its reasonable credit judgment) has determined that such Receivable (or the class of Receivables into which such Receivable falls) is not acceptable for purchase by the Purchaser hereunder;

     (k) no portion of which includes any amounts payable in respect of sales taxes;

     (l) which, when taken together with all Eligible Receivables generated by the Obligor of such Receivable, would not exceed the Concentration Limit with respect to such Obligor;

     (m) which, (i) if the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code -- Secured Transactions is in force, constitutes an account as defined in the Uniform Commercial Code as in effect in such jurisdiction, and
(ii) if the perfection of Purchaser's undivided ownership interest therein is governed by the law of any jurisdiction where the Uniform Commercial Code -- Secured Transactions is not in force, Seller has furnished to the Agent such opinions of counsel as have reasonably been requested and/or other evidence as has reasonably been requested, establishing to the reasonable satisfaction of the Agent that Purchaser's undivided ownership interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the UCC;

     (n)  with regard to which the warranty of Seller in
Section 6.01(i) is true and correct;

     (o) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; and

     (p) which (i) satisfies all applicable requirements of the related Credit and Collection Policy and (ii) complies with such other criteria and requirements as the Agent (exercising its reasonable credit judgment) may from time to time specify to the Seller.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Rate (Reserve Adjusted)" has the meaning set forth in Appendix B.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     "Existing Credit Agreement" means and includes the Credit

Agreement dated as of December 1, 1989 among Purchaser, BofA (as assignee from BAI) and Credit Lyonnais as amended, supplemented or otherwise modified from time to time.

     "Existing Liquidity Agreement" means and includes the Secondary Purchase Agreement dated as of December 1, 1989 among Purchaser, BofA (as assignee of BAI), as Servicing Agent for Purchaser, BofA (as assignee from BAI) and Credit Lyonnais as purchasers (and lender), as amended, supplemented or otherwise modified from time to time.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "Financing Lease(s)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with generally accepted accounting principles, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of PLY GEM and its Subsidiaries.

     "Financing Statement" means any financing statement that lists the Seller or any Originator (under any present name, any previous name or any trade name) as debtor and that is filed in any jurisdiction in which filings would be appropriate under the UCC or any comparable law to perfect a security interest in any Receivable, any Collections with respect thereto, any Related Security or any Contract.

     "Funding" means a drawing under a letter of credit, surety bond or other instrument issued pursuant to a Program Support Agreement, a drawing on a cash collateral account funded pursuant to a Program Support Agreement, a purchase, loan or other extension of credit made by a Program Support Provider to the Purchaser under a Program Support Agreement, or any other advance or disbursement of funds from or to the Purchaser or for the Purchaser's account or for which the Purchaser is obligated to reimburse a Program Support Provider pursuant to a Program Support Agreement.

     "Governmental Authority" means any nation or government
(including, without limitation, the United States government), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

     "Indebtedness" of a Person, at a particular date, means any of the following at such date (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except (i) accounts payable and accrued expenses arising in the ordinary course of business,
(ii) obligations incurred in connection with additions to property, plant or equipment which are deferred for no more than 100 days after the later of the acquisition or completion of installation of such additions, (iii) other obligations (not including taxes) which are deferred for no more than 100 days after the date on which they would first be reflected as liabilities on a balance sheet of such Person and (iv) obligations to pay for services of officers, directors or employees of PLY GEM or any Subsidiary, (c) obligations of such Person under any Financing Lease and (d) indebtedness of such Person arising under acceptance facilities. Without limitation, Indebtedness shall not include undrawn letters of credit, but shall include unreimbursed draws on letters of credit.

     "Indemnified Amounts" has the meaning set forth in
Section 13.01.

     "Indemnified Party" has the meaning set forth in
Section 13.01.

     "Involuntary Federal Proceeding" has the meaning set forth in
Section 10.02(b).

     "Liquidations" means all funds described in clause (a) of the definition of Collections.

     "Lock-Box Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(i), between any Originator or Seller and any Lock-Box Bank.

     "Lock-Box Bank" means any of the banks holding one or more lock-box accounts for receiving Collections from Pool Receivables.

     "Losses to Liquidations Ratio" means the percentage that
(x) the losses (net of recoveries) recognized during the three month period ending on the most recent Month End Date on all Receivables owned by Seller was of (y) Liquidations of such Receivables during such period.

     "Month End Date" means the last day of each fiscal month.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Negative Spread Fee" has the meaning set forth in Appendix B.

     "Net Pool Balance" has the meaning set forth in
Section 2.04(a).

     "Net Sales" means, for any period, the excess of (a) the aggregate Unpaid Balances of Receivables originated during such period minus (b) the aggregate Unpaid Balance of such Receivables deemed collected pursuant to clause (i) of Section 3.03(a).

     "Non-Use Fee" has the meaning set forth in Section 4.01(d).

     "Non-Use Fee Rate" means 0.375%.

     "Note Fee" has the meaning set forth in Section 4.03(e).

     "Obligor" means a Person obligated to make payments with respect to a Receivable.

     "Originator" and "Originators" has the meaning set forth in the preamble, except that the term "Originator" when used with respect to Receivables originated by (a) PLY GEM, shall only include Receivables originated by its Ply Gem Manufacturing division and (b) APC, shall not include Receivables originated by its Goldenberg division in the event APC acquires Goldenberg Group, Inc. after the date hereof.

     "Originator Purchase Agreement" shall mean the Originator Purchase Agreement, dated as of the date hereof, among PLY GEM, APC, CWP, HTWP, SBS, Studley, SNE, SNE Texas, Window Co., Variform, and the Seller, substantially in the form attached as Exhibit A, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

     "Owner" means, for each Undivided Interest upon its purchase, the Purchaser as the purchaser thereof; provided, however, that, upon any assignment of the Certificate of Assignments related to any Undivided Interest pursuant to Article XII, the assignee thereof shall be the Owner of such Undivided Interest.

     "Periodic Report" means a report in substantially the form of
Exhibit 3.04(a).

     "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     "Ply Gem Note" means a demand note payable by PLY GEM to Seller in the original principal amount of $5,000,000.

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Program Fee" has the meaning set forth in Section 4.01(b).

     "Program Fee Rate" means 0.45%.

     "Program Support Agreement" means and includes (a) the Existing Credit Agreement and any letter of credit issued thereunder, (b) the Existing Liquidity Agreement and (c) any other agreement hereafter entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Purchaser, the issuance of one or more surety bonds for which the Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Purchaser to any Program Support Provider of Undivided Interests (or portions thereof) and/or the making of loans and/or other extensions of credit to the Purchaser in connection with the Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Agent).

     "Program Support Provider" means and includes BofA and any other or additional Person (other than any customer of the Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of the Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Purchaser's securitization program.

     "Prohibited Governmental Authority" means, with respect to any Receivable the Obligor of which is a Governmental Authority, (i) the government of the United States, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of the United States and (ii) each other Governmental Authority unless the Receivables of such other Governmental Authority are not prohibited by law or agreement from being sold and assigned as contemplated by the Originator Purchase Agreement and hereby; provided, that any notice or other requirement in connection with any such assignment shall have been satisfied in order to effectively convey all right, title and interest in such Receivable and in Undivided Interests therein.

     "Purchase" has the meaning set forth in Section 1.01(a).

     "Purchase Limit" has the meaning set forth in Section 1.02(a).

     "Purchase Termination Date" has the meaning set forth in
Section 1.06.

     "Purchaser" has the meaning set forth in the preamble.

     "Purchaser Rate" has the meaning set forth in Appendix B.

     "Purchaser's Investment" has the meaning set forth in
Section 2.03.

     "Purchaser's Share" has the meaning set forth in Section 2.05.

     "Rate Variance Factor" has the meaning set forth in Appendix B.

     "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by an Originator of merchandise or services rendered by an Originator, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

     "Receivables Pool" means at any time all then outstanding
Receivables as to which the Obligors thereunder are Designated
Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Commitment Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

     "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

     "Regulatory Change" means, relative to any Affected Party

          (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                (i) United States federal or state law or foreign law applicable to such Affected Party;

               (ii)  regulation, interpretation, directive,
          requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

              (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

          (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

     "Reinvestment" has the meaning set forth in Section 1.01(b).

     "Related Security" means, with respect to any Pool Receivable:
(a) all of any Originator's right, title and interest in, under and to all security agreements or other agreements that relate to such Pool Receivable; (b) all of any Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) the assignment to the Agent, for the benefit of Purchaser and any assignee, of all UCC financing statements covering any collateral securing payment of such Pool Receivable (but such assignment is made only to the extent of the interest of Purchaser in the respective Pool Receivable); and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise. The interest of Purchaser in any Related Security is only to the extent of Purchaser's Undivided Interest, as more fully described in the definition of an Undivided Interest.

     "Remaining Collections" has the meaning set forth in
Section 3.01(a)(ii).

     "Repurchase Agreement" means the Repurchase Agreement, dated the date hereof, between ABACUS and the Seller, as the same may be amended, supplemented, or otherwise modified in accordance with the terms thereof.

     "Required Allocations" with respect to any Undivided Interest at any time means the sum of Purchaser's Investment, Discount
Factor, Servicer's Fee Reserve, Credit Reserve and Dilution Reserve with respect to such Undivided Interest at such time.

     "Required Allocations Limit" has the meaning set forth in
Section 1.02(b).

     "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Run Off Day" for any Undivided Interest means any of (a) each day which occurs on or after the date designated by the Agent to Seller to be the "Run Off Commencement Date", provided such date is designated on at least one Business Day's notice during a time when any of the conditions set forth in Section 5.02 are not satisfied,
(b) each day which occurs on or after the Termination Date for such Undivided Interest or (c) each day which occurs on or after the Seller shall have given written notice to the Agent that it no longer wishes to sell Undivided Interests in the Receivables Pool to Purchaser.

     "Run Off Discount" has the meaning set forth in Appendix B.

     "Run Off Period" means one or more successive Run Off Days.

     "Run Off Servicer's Fee" has the meaning set forth in Appendix B.

     "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.

     "Sales Based Default Ratio" means, as of any Month End Date, the quotient of (a) the aggregate Unpaid Balance of Defaulted Receivables not more than 90 days past due plus the aggregate Unpaid Balance of Receivables that would be Defaulted Receivables not more than 90 days past due had such Receivables not previously been written off divided by (b) Net Sales for the calendar month period ending 90 days prior to such Month End Date.

     "Scheduled Commitment Termination Date" has the meaning set forth in Section 1.02(a).

     "Seller" has the meaning set forth in the preamble.

     "Seller Information" has the meaning set forth in
Section 14.07.

     "Seller Notes" has the meaning set forth in the Originator
Purchase Agreement.

     "Servicer" has the meaning set forth in Section 8.01(a).

     "Servicer Transfer Event" has the meaning set forth in
Section 8.01(b).

     "Servicer's Fee" has the meaning set forth in Appendix B.

     "Servicer's Fee Reserve" has the meaning set forth in Appendix B.

     "Settlement Date" means the last day of each Settlement
Period.

     "Settlement Period" for any Undivided Interest means

          (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

          (b) on and after the Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in absence of any such selection, each period of thirty days from the next preceding Settlement Date;

provided, however, that

          (i) with respect to any Yield Period of one day (as described in clause (ii) of the proviso of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

          (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

          (iii) the last Settlement Period shall end on the date on which all Undivided Interests have been reduced to zero.

     "Special Concentration Limit" has the meaning set forth in
Section 2.04(c).

     "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

     "Successor Notice" has the meaning set forth in
Section 8.01(b).

     "Support Agreement" means the Support Agreement dated as of the date hereof made by PLY GEM in favor of the Purchaser and the Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Tangible Net Worth" means, with respect to the Seller, the net worth of the Seller (computed in accordance with generally accepted accounting principles, except to the extent that the Ply Gem Note would not be included in the net worth of Seller under such principles) after subtracting therefrom the aggregate amount of Seller's intangible assets (other than Receivables), including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names.

     "Termination Date" for any Undivided Interest means the Commitment Termination Date.

     "Termination Event" has the meaning set forth in
Section 10.01.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Undivided Interest" has the meaning set forth in
Section 2.01.

     "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

     "Unpaid Balance" of any Receivable means at any time the sum of (x) the unpaid principal amount thereof, plus (y) the unpaid amount of all finance charges, interest payments and other amounts actually accrued thereon at such time, minus (z) any amounts representing any sales or other similar tax.

     "Unused Commitment" means, on any day, the excess of the Adjusted Purchase Limit for such day over the Aggregate Purchaser's Investments on such day.

     "Yield Period" means with respect to any Undivided Interest
(or portion thereof):

          (a) the period commencing on the date of the initial Purchase of such Undivided Interest (or such portion) and ending such number of days (not to exceed 90 days) thereafter as the Agent shall select, after consultation with the Seller, pursuant to Sections 1.03 or 2.01(b); and

          (b) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) and ending such number of days (not to exceed 90 days) thereafter as the Agent shall select, after consultation with the Seller;

provided, however, that

          (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

          (ii) in the case of Yield Periods of one day for any Undivided Interest, (A) the initial Yield Period shall be the day of the related Purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period, and (C) any Yield Period for any Undivided Interest which commences before the Termination Date for such Undivided Interest and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such

     Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Undivided Interest shall be of such duration as shall be selected by the Agent.

The "related" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Discount is then accruing for such Undivided Interest.

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect on the date hereof. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                 APPENDIX B

                     CALCULATION OF DISCOUNT AND RESERVE



     This is Appendix B to the Receivables Purchase Agreement dated as of December 15, 1994 among PGI Investments, Inc., as Seller, certain of its affiliates, as the Originators, Receivables Capital Corporation, as Purchaser, and Bank of America National Trust and Savings Association, as Agent (as amended, supplemented or otherwise modified from time to time, the "Agreement").
Capitalized terms used in this Appendix B without definition have the meanings assigned to such terms in Appendix A to the Agreement. Each reference in this Appendix B to any Section refers to such Section of the Agreement. Each reference in this Appendix B to any Part refers to the part of this Appendix B so designated.


                                    INDEX

                                   PART I
                               DISCOUNT FACTOR

        Sub-
        Part       Term                            Page No.

         A.  Discount Factor . . . . . . . . . . . . B-2
         B.  Earned Discount . . . . . . . . . . . . B-3
         C.  Negative Spread Fee . . . . . . . . . . B-3
         D.  Run Off Discount. . . . . . . . . . . . B-4
         E.  Rate Definitions  . . . . . . . . . . . B-4
               Alternate Reference Rate. . . . . . . B-4
               Bank Rate . . . . . . . . . . . . . . B-5
               Commercial Paper Rate . . . . . . . . B-5
               Domestic CD Rate (Adjusted) . . . . . B-6
               Eurodollar Rate (Reserve Adjusted). . B-7
               Purchaser Rate. . . . . . . . . . . . B-8
         F.  Rate Variance Factor. . . . . . . . . . B-9

                                   PART II

                               CREDIT RESERVE

         A.  Credit Reserve. . . . . . . . . . . . . B-9


                                  PART III

                              DILUTION RESERVE

         A.  Dilution Reserve . . . . . . . . . . . .B-9


                                   PART IV

                           SERVICER'S FEE RESERVE

         A.  Servicer's Fee Reserve. . . . . . . . . B-9
         B.  Servicer's Fee. . . . . . . . . . . . . B-10
         C.  Run Off Servicer's Fee. . . . . . . . . B-10


                                   PART V

                          ADJUSTED AVERAGE MATURITY

         A.  Adjusted Average Maturity . . . . . . . B-10
         B.  Average Maturity. . . . . . . . . . . . B-10

                                   PART I
                               DISCOUNT FACTOR


     A.  Discount Factor.  The "Discount Factor" for a related
Undivided Interest at any time in a Yield Period means an amount determined as follows:

           DF  =  ED + ROD

           where:

           DF = the Discount Factor of such Undivided Interest at such time;

           ED = Earned Discount of such Undivided Interest accrued and unpaid at such time, as determined pursuant to
                  Part I.B;

           ROD = Run Off Discount of such Undivided Interest at such time, as determined pursuant to Part I.D.

     B.  Earned Discount.  The "Earned Discount" for any Undivided

Interest for each day in a related Yield Period means an amount determined as follows:

           ED  =  PI x PR x 1/360 + NSF (if any);

provided, however, that if, pursuant to the definition of "Purchaser Rate" in Part I.E., different Purchaser Rates would apply to different portions of an Undivided Interest, then Earned Discount shall be calculated separately with respect to each such portion, and the Earned Discount shall be the sum of the Earned Discount so calculated for such portions;

           where:

           ED = Earned Discount of such Undivided Interest (or such portion) accrued on such day;

           PI  =  the Purchaser's Investment of such Undivided Interest
                  (or such portion) on such day, as determined pursuant to Section 2.03; and

           PR = the Purchaser Rate for such Undivided Interest (or such portion) on such day, as defined in Part I.E.

           NSF = the Negative Spread Fee for such Undivided Interest (or such portion thereof) on such day, as defined in Part C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount for any Undivided Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     C. Negative Spread Fee. The "Negative Spread Fee" means, for each Undivided Interest (or portion thereof) for each day in any Yield Period during which any Run Off Day or Termination Date for such Undivided Interest occurs, the amount, if any, by which;

          (i) the additional Earned Discount (calculated without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment of such Undivided Interest (or such portion) during such Yield Period (as so computed) if such reductions had remained as Purchaser's Investment exceeds,

          (ii) the income, if any, received by the owner of such Undivided Interest (or such portion) from such owner's investing the proceeds of such reductions of Purchaser's Investment in investments selected in the reasonable discretion of such owner to mitigate the Negative Spread Fee payable hereunder.

     D. Run Off Discount. The "Run Off Discount" for the related Undivided Interest at any time means an amount determined as follows:

          ROD =     PI x (BR + RVF) x AAM
                    ---------------------
          where:

          ROD =     the Run Off Discount for such Undivided
                    Interest at such time;

          PI  =     the Purchaser's Investment of such Undivided
                    Interest at such time;

          BR  =     the Bank Rate for such Undivided Interest for a
                    Yield Period deemed to commence at such time pursuant to Part I.E;

          AAM =     the Adjusted Average Maturity of the
                    Receivables Pool related to such Undivided
                    Interest, as determined pursuant to Part V; and

          RVF = the Rate Variance Factor deemed to be in effect at such time, as determined pursuant to
                    Part I.F.

     E. Rate Definitions. The "Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently announced by BofA at its principal office as its reference rate; and

          (b) the Federal Funds Rate (as defined below) most recently determined by BofA plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by BofA in connection with extensions of credit.

     "Bank Rate" for any Yield Period for the related Undivided Interest means an interest rate per annum equal to the sum of
(a) 0.50% per annum, plus (b) the Eurodollar Rate (Reserve Adjusted) for such Yield Period; provided, however, that if (i) it shall become unlawful for the Agent or any Program Support Provider to obtain funds in the offshore dollar interbank market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Agent or any Program Support Provider, or (ii) there shall not be time prior to the commencement of an applicable Yield Period to determine a Eurodollar Rate in accordance with its terms, then the "Bank Rate" for any Yield Period for such Undivided Interest shall be equal to a rate of (x) 0.50% per annum, plus (y) the Domestic CD Rate (Adjusted) for such Yield Period.

     "Commercial Paper Rate" for any Yield Period for the related Undivided Interest means a rate per annum equal to the sum of
(i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest by Purchaser (including, without limitation, Purchaser's Investment and accrued and unpaid Earned Discount) may be sold by any placement agent or commercial paper dealer selected by the Agent, as agreed between each such agent or dealer and the Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum.

     "Domestic CD Rate (Adjusted)" means, with respect to any Yield Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Domestic CD Rate = Domestic CD Rate + Assessment
            (Adjusted)       ----------------     Rate
                             1-Reserve
                               Requirement

where:

     "Domestic CD Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate of interest equal to the average of the secondary market morning offering rates in the United States for time certificates of deposit of major United States money market banks for a period approximately equal to such Yield Period in an amount substantially equal to the Purchaser's Investment of the related Undivided Interest (or such portion), as such offering rate is quoted to the Agent by the Federal Reserve Bank of New York during the morning of the first day of such Yield Period; provided, however, that if the Agent shall not receive any such quote by the Federal Reserve Bank of New York by 10:00 a.m., Chicago time, on the morning of the first day of any Yield Period, then "Domestic CD Rate" shall mean, with respect to such Yield Period, the rate of interest determined by the Agent to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the bid rates quoted to the Agent in the secondary market at approximately 10:00 a.m., Chicago time (or as soon thereafter as practicable), on the first day of such Yield Period by two certificate of deposit dealers in New York or Chicago of recognized standing selected by the Agent in its sole discretion for the purchase from the Agent at face value of certificates of deposit issued by the Agent in an amount approximately equal or comparable to the amount of the related Purchaser's Investment and having a maturity equal to such Yield Period.

     "Assessment Rate" for any Yield Period means the annual assessment rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) applicable to the Agent on its insured deposits, on the Business Day immediately preceding the first day of such Yield Period, under the Federal Deposit Insurance Act, determined by annualizing the most recent assessment levied on the Agent by the Federal Deposit Insurance Corporation (together with any successor, the "FDIC") with respect to such deposits after giving effect to the most recent rebate granted to the Agent by the FDIC with respect to deposit insurance as well as the loss to the Agent (determined in the good faith judgment of the Agent) of the use of such rebate prior to the date a credit is taken by the Agent with respect to such rebate. The Assessment Rate as of the date hereof is zero.

     "Reserve Requirement" means, with respect to any Yield Period, a percentage (expressed as a decimal) equal to the daily average during such Yield Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) specified under Regulation D, as applicable to the class of banks of which the Agent is a member, on deposits of the types used as a reference in determining the Domestic CD Rate and having a maturity approximately equal to such Yield Period.

     "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate       =       Eurodollar Rate
          (Reserve Adjusted)              ---------------
                                           1-Eurodollar
                                             Reserve Percentage

where:

     "Eurodollar Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the offshore dollar interbank market at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Purchaser's Investment of such Undivided Interest (or such portion) for such Yield Period.

     "Relevant local time" as to any Eurodollar Office shall mean 11:00 a.m., London time when such Eurodollar Office is located in Europe or the Middle East, or 10:00 a.m., Chicago time, when such Eurodollar Office is located in North America or the Caribbean.

     "Eurodollar Business Day" means a day of the year on which dealings are carried on in the offshore dollar interbank market of the Agent's Eurodollar Office and banks are open for business in the location of the Agent's Eurodollar Office and are not required or authorized to close in New York City.

     "Eurodollar Office" shall mean the office of the Agent located in the Cayman Islands, Grand Cayman B.W.I. or such other office or offices through which the Agent determines the Eurodollar Rate. A Eurodollar Office of the Agent may be, at the option of the Agent, either a domestic or foreign office.

     "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, having a term approximately equal or comparable to such Yield Period.

     "Purchaser Rate" for any Yield Period for any related
Undivided Interest (or portion thereof) means:

          (a) in the case of an Undivided Interest (or portion thereof) other than one referred to in clause (b) or (c) of this definition, the Commercial Paper Rate for such Undivided Interest (or such portion) for such Yield Period;

          (b) in the case of an Undivided Interest (or portion thereof) (i) owned by any Program Support Provider or any other assignee (other than Purchaser), or otherwise funded pursuant to a Program Support Agreement, or (ii) funded by a Funding if, at the time of the making of such Funding, the Aggregate Required Allocations did not exceed the Required Allocations Limit, the Bank Rate for such Undivided Interest (or such portion) for such Yield Period; and

          (c) in the case of an Undivided Interest (or portion thereof) funded by a Funding other than a Funding referred to in clause (b) above, a rate per annum equal for each day during such Yield Period to the Alternate Reference Rate in effect on such day plus 2% per annum;

provided, however, that on any day when any Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Purchaser Rate shall mean a rate per annum equal to the Alternate Reference Rate in effect on such day plus 2.0% per annum.

     F.  Rate Variance Factor.  The "Rate Variance Factor" means,
(i) during any Yield Period when no Run Off Day shall occur, zero, and (ii) during any Yield Period in which one or more Run Off Days occur, such percentage per annum not exceeding 2% as the Agent may designate from time to time in its sole discretion.

                                   PART II

                               CREDIT RESERVE

     A.   Credit Reserve.  The "Credit Reserve" of any Undivided
Interest on any day means an amount determined in accordance with the definition of Credit Reserve in Appendix A.


                                  PART III

                              DILUTION RESERVE

     A. Dilution Reserve. The "Dilution Reserve" of any Undivided Interest on any day means an amount determined in accordance with the definition of Dilution Reserve in Appendix A.


                                   PART IV

                           SERVICER'S FEE RESERVE

     A. Servicer's Fee Reserve. The "Servicer's Fee Reserve" for the related Undivided Interest at any time means an amount determined as follows:

          SFR  = SF + ROSF

     where:

          SFR  = the Servicer's Fee Reserve for such Undivided
                 Interest at any time;

          SF   = the unpaid Servicer's Fee relating to such
                 Undivided Interest accrued to such time and unpaid as determined pursuant to Part II.B; and

          ROSF = the Run Off Servicer's Fee for such Undivided
                 Interest at such time, as determined pursuant to
                 Part II.C.

     B.  Servicer's Fee.  The "Servicer's Fee" relating to any
Undivided Interest accrued for any day means

          (i) an amount equal to (x) 1.0% per annum, times (y) the amount of the related Purchaser's Investment at the close of business on such day, times (z) 1/360; or

          (ii) on and after Servicer's reasonable request made at any time when Seller or any of its Affiliates shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the Yield Period when such day occurs, divided by (y) the number of days in such Yield Period.

     C. Run Off Servicer's Fee. The "Run Off Servicer's Fee" for any Undivided Interest at any time means an amount equal to

          (x) the related Purchaser's Investment at such time, times

          (y) (A) the percentage per annum set forth in clause (i)(x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to clause (ii) of such definition, the percentage per annum determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the related Purchaser's Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, times

          (z) a fraction, the numerator of which is the number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.


                                   PART V

                          ADJUSTED AVERAGE MATURITY

     "Adjusted Average Maturity" means, on any day, the sum of
(i) 30 days (or such greater number not exceeding 90 days chosen by the Agent) plus (ii) the Average Maturity for such day.

     "Average Maturity" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If the Agent shall reasonably disagree with any such calculation, the Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and Purchaser.

                                                                EXECUTION COPY








                                    FORM OF

                         ORIGINATOR PURCHASE AGREEMENT

                                  DATED AS OF

                               DECEMBER 15, 1994


                                     AMONG


                             PGI INVESTMENTS, INC.

                                      AND

             PLY GEM INDUSTRIES, INC., ALLIED PLYWOOD CORPORATION,
               CONTINENTAL WOOD PRESERVERS, INC., HOOVER TREATED
                  WOOD PRODUCTS, INC., SAGEBRUSH SALES, INC.,
                STUDLEY PRODUCTS, INC., SNE ENTERPRISES, INC.,
                SNE ENTERPRISES - TEXAS, INC., CENTRAL NEW YORK
                         WINDOW CO. AND VARIFORM, INC.

                         ORIGINATOR PURCHASE AGREEMENT


          ORIGINATOR PURCHASE AGREEMENT, dated as of December 15, 1994, among PGI INVESTMENTS, INC., a Delaware corporation (the "Buyer"), and PLY GEM INDUSTRIES, INC., a Delaware Corporation ("PGI"), ALLIED PLYWOOD CORPORATION, a Delaware corporation ("APC"), CONTINENTAL WOOD PRESERVERS, INC., a Michigan corporation ("CWP"), HOOVER TREATED WOOD PRODUCTS, INC., a Delaware corporation ("HTWP"), SAGEBRUSH SALES, INC., a New Mexico corporation ("SBS"), STUDLEY PRODUCTS, INC., a New York corporation ("Studley"), SNE ENTERPRISES, INC., a Delaware corporation ("SNE"), SNE ENTERPRISES - TEXAS, INC., a Delaware corporation ("SNE Texas"), CENTRAL NEW YORK WINDOW CO., a Delaware corporation, ("Window Co.") and VARIFORM, INC., a Missouri corporation ("Variform"; and collectively with PGI, APC, CWP, HTWP, SBS, Studley, SNE, SNE Texas, Window Co. and Variform the "Originators"; individually, an "Originator", except that the term Originator when used with respect to Receivables originated by (a) PGI, shall only include Receivables originated by its Ply Gem Manufacturing division and (b) APC, shall not include Receivables originated by its Goldenberg division in the event APC acquires Goldenberg Group, Inc. after the date hereof). Unless otherwise defined herein, all capitalized terms used herein and defined in the Receivables Purchase Agreement, dated as of the date hereof (the "Receivables Purchase Agreement"), among PGI Investments, Inc., as Seller, the Originators, Receivables Capital Corporation, as Purchaser ("RCC"), and Bank of America National Trust and Savings Association, as Agent, are used herein as so defined.



                             W I T N E S S E T H:


          WHEREAS, in the course of each Originator's business, such Originator generates accounts receivable representing the right to payment from the sale of merchandise or services rendered by such Originator;

          WHEREAS, each Originator desires to sell to the Buyer all Receivables payable by the obligors designated as such in a report delivered to and acceptable to the Buyer and the Agent in their sole discretion (as to each Originator, its "Obligors") on the terms and conditions set forth in this Agreement; and

          WHEREAS, the Buyer desires to purchase from each Originator all Receivables payable by its Obligors on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Purchase.

          1.1  Purchase of All Receivables Relating to Obligors.      (a)
Subject to and upon the terms and conditions herein set forth, each Originator does hereby severally agree to sell, transfer, assign, set over and otherwise convey to the Buyer, without recourse, all of its right, title and interest in, to and under all Receivables payable to it by its Obligors, now existing and hereafter created, the lockboxes or post office boxes subject to the Lock-Box Agreements with any Lock-Box Bank, all monies due or to become due with respect to any of the foregoing, all amounts received with respect thereto, all collateral security therefor and all proceeds thereof (as to each Originator, the "Originator Receivables"), and the Buyer does hereby agree to purchase, at the purchase price computed in accordance with Section 1.2 of this Agreement, all such right, title and interest in such Originator Receivables. The sale and assignment of Originator Receivables by each Originator to the Buyer shall be made pursuant to a Sale and Assignment in the form attached hereto as Exhibit 1.1.

     (b) The parties hereto intend the transfers of Receivables pursuant to this Agreement to constitute true sales for all purposes of such Receivables by each Originator to the Buyer providing the Buyer with the full benefits of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Buyer to any Originator or a grant of a security interest in the Receivables by any Originator to the Buyer to secure a debt or other obligation of such Originator. To the extent that the conveyance of Receivables hereunder is characterized by a court or other Governmental Authority of competent jurisdiction as a financing, it is intended by the parties hereto that the assignment, conveyance and transfer by each Originator of its right, title and interest in the Receivables to the Buyer hereunder constitute the grant of a security interest under the UCC (as defined in the UCC as in effect in the State of New York). Each Originator hereby severally grants to the Buyer on the terms and conditions of this Agreement a first priority security interest in and against all of such Originator's right, title and interest in its Originator Receivables, whether now or hereafter existing or acquired, for the purpose of securing the payment and performance of such Originator's obligations hereunder and, in the case of PGI, its obligations under the Ply Gem Note. To the extent that the conveyance of Receivables hereunder is characterized by a court or other Governmental Authority of competent jurisdiction as a financing, the parties agree that this Agreement constitutes a "security agreement" under applicable laws.

     1.2 Determination of Purchase Price. (a) The purchase price for the Originator Receivables to be sold by an Originator hereunder (the "Purchase Price") shall be a dollar amount determined in accordance with the formula set forth in Exhibit 1.2 hereto.

     (b) On each Business Day following the initial Purchase by the Purchaser under the Receivables Purchase Agreement on which a Receivable is created (each, a "Purchase Date"), on the terms and subject to the conditions of this Agreement, the Buyer shall pay to the applicable Originator the Purchase Price for such Originator Receivables to be sold on such date by such Originator to the Buyer by making a payment in immediately available funds to a bank account designated by such Originator to the extent that the Buyer has funds available to make such payment and, if the Buyer has insufficient funds available to make such payment, increasing the principal amount outstanding under the Seller Note issued to such Originator by the amount of the excess, if any, of
(x) such Purchase Price over (y) the cash portion of the amount of any payment made on such date pursuant to this sentence.

     (c) On each Purchase Date, the Purchase Price payable to each Originator for the Originator Receivables to be sold on such date by such Originator to the Buyer shall be reduced by an amount equal to the aggregate reduction attributable to Dilution Factors occurring in the Unpaid Balance of the Eligible Receivables originated by such Originator, if any, for the preceding Business Day ("Dilutive Credits"). If such Dilutive Credits exceed the Purchase Price payable by the Buyer to such Originator on such Purchase Date, then the principal amount of the Seller Note made in favor of such Originator shall be reduced by the amount of such excess. If, on any Business Day, the Dilutive Credits for the preceding Business Day in respect of the Receivables originated by any Originator are greater than zero and the principal amount of the Seller Note made in favor of such Originator has been reduced to zero, then such Originator shall pay to the Buyer the amount of such Dilutive Credits in immediately available funds on the next succeeding Business Day. Such Originator's failure to pay such amount shall not mean that the related Originator Receivables have not been purchased by the Buyer.

     Section 1.3 The Seller Notes. (a) On or prior to the date hereof, the Buyer shall deliver to each Originator a promissory note in the form of
Exhibit 1.3 payable to the order of such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory notes issued from time to time in substitution thereof or renewal thereof, being herein called a "Seller Note").


     (b) The Servicer shall hold the Seller Notes for the benefit of the Originators and shall make all appropriate record-keeping entries with respect to such notes or otherwise to reflect payments on and adjustments of such notes. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on such notes at any time. The Originators hereby severally authorize the Servicer to mark the Seller Notes "CANCELLED" and to return the Seller Notes to the Buyer upon the full and final payment thereof after the termination of this Agreement.

     SECTION 2.  Representations, Warranties and Covenants.

          2.1  Representations and Warranties of the Originators.     Each of
the representations and warranties of each Originator set forth in Section
6.01 of the Receivables Purchase Agreement is hereby incorporated by reference herein and is deemed to be herein restated and herein reconfirmed in favor of the Buyer and each of such representations and warranties is hereby made by each Originator (as to itself) with respect to this Agreement and the Originator Receivables to be sold by it hereunder. None of the Originator Receivables sold hereunder have been selected for sale hereunder by any Originator based upon any criteria that could result in the prospects for the collection of such Receivables being materially less favorable than collection prospects of the Receivables originated by such Originator taken as a whole.

          2.2 Covenants. (a) Each Originator covenants and agrees with the Buyer that (a) it will duly and punctually perform each of its covenants and agreements set forth in Sections 7.01, 8.04 and 8.05 of the Receivables Purchase Agreement and (b) it will not breach any of its covenants and agreements set forth in Section 7.03 of the Receivables Purchase Agreement.

          (b) Each Originator and the Buyer agree to treat transfers of Receivables sold, transferred, assigned, and otherwise conveyed pursuant to
Section 1.1 for all purposes (including tax and financial accounting purposes) as sales on all of its relevant books, records, financial statements and other applicable documents.

          SECTION 3.  Conditions Precedent.

          The obligation of the Buyer to purchase the Originator Receivables hereunder shall be subject to the satisfaction of the condition that the Buyer shall have received from each Originator acknowledgment copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date hereof, naming such Originator as the assignor of its Originator Receivables and the Buyer, as assignee, (and naming the Agent as the assignee of the Buyer) and/or other similar instruments or documents, as may be necessary or desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership interests in all Originator Receivables to be assigned by such Originator to the Buyer hereunder.

          SECTION 4.  Administration and Collections.

          Subject to Section 6.2, each Originator may continue to collect the Originator Receivables to be sold by it hereunder (as a subcontractor of the Servicer) in accordance with Article VIII of the Receivables Purchase Agreement. Each Originator agrees that it will perform its obligations thereunder with respect to all Originator Receivables to be sold by it hereunder and shall, in any event, take all actions necessary to permit the Servicer to perform its obligations under the Receivables Purchase Agreement with respect to such Originator Receivables.

          SECTION 5.  Remedies.

          In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, the Buyer shall have all of the rights and remedies of a purchaser of accounts (or a secured party, if notwithstanding the intent of the parties hereto, the conveyance of Receivables hereunder is determined not to be a "true sale"), in either case, under the UCC as enacted in any applicable jurisdiction in addition to the rights and remedies provided in this Agreement.

          SECTION 6.  Miscellaneous.

          6.1 Agent as Third Party Beneficiary. The provisions of this Agreement which are for the benefit of the Buyer are also intended to be for the benefit of the Agent (as agent under the Receivables Purchase Agreement) and RCC, and the Agent and RCC shall be deemed to be third party beneficiaries with respect to such provisions, entitled to enforce such provisions directly and in their own names.

          6.2 Notice to Obligors. At any time, the Buyer may notify the Obligors of Pool Receivables, or any of them, of the Buyer's ownership of such Pool Receivables.

          6.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Buyer and its successors and assigns, including RCC, and the Agent, and the Originators and their respective permitted successors and permitted assigns. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by any Originator without the prior written consent of the Buyer and the Agent.

          6.4 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the Buyer and each Originator and the Agent.

          6.5 Originator Obligations. (a) It is expressly agreed that, anything in this Agreement contained to the contrary notwithstanding, each Originator shall remain liable under the Originator Receivables being sold by it hereunder to perform all of the obligations assumed by it thereunder and the Buyer shall have no obligations or liability under such Receivables to any Obligor thereunder by reason of or arising out of this Agreement nor shall the Buyer be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable.

          (b) Each Originator hereby agrees to pay its allocable share of all fees and expenses payable under the Receivables Purchase Agreement.

          6.6 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

          6.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE PERFECTION OF THE INTEREST OF THE BUYER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          6.8 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          6.9 Termination. This Agreement shall terminate upon the termination of the Receivables Purchase Agreement in accordance with the terms thereof and the reduction of all Undivided Interests thereunder to zero and the payment in full of all fees and other amounts payable thereunder.

          6.10 No Petition. Each Originator hereby covenants and agrees that, prior to the date which is one year and one day after the termination of the Receivables Purchase Agreement in accordance with the terms thereof and the reduction of all Undivided Interests thereunder to zero and the payment in full of all fees and other amounts payable thereunder, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any bankruptcy, liquidation, conservatorship, moratorium, rearrangement, receivership, insolvency, readjustment of debt or similar law.

                              [SIGNATURES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                         PGI INVESTMENTS, INC.

                         By: _________________________________
                                Authorized Signatory

                         PLY GEM INDUSTRIES, INC.

                         By: _________________________________
                                Authorized Signatory

                         ALLIED PLYWOOD CORPORATION

                         By: _________________________________
                                Authorized Signatory

                         CONTINENTAL WOOD PRESERVERS, INC.

                         By: _________________________________
                                Authorized Signatory

                         HOOVER TREATED WOOD PRODUCTS, INC.

                         By: _________________________________
                                Authorized Signatory

                         SAGEBRUSH SALES, INC.

                         By: _________________________________
                                Authorized Signatory

                         STUDLEY PRODUCTS, INC.

                         By: _________________________________
                                Authorized Signatory

                         SNE ENTERPRISES, INC.

                         By: _________________________________
                                Authorized Signatory

                         SNE ENTERPRISES - TEXAS, INC.

                         By: _________________________________
                                Authorized Signatory

                         CENTRAL NEW YORK WINDOW CO.


                         By: _________________________________
                                Authorized Signatory

                         VARIFORM, INC.

                         By: _________________________________
                                Authorized Signatory

                                                     EXHIBIT 1.1 TO ORIGINATOR
                                                RECEIVABLES PURCHASE AGREEMENT


                  SALE AND ASSIGNMENT dated December 15, 1994


          Subject to and upon the terms and conditions set forth in that certain Receivables Purchase Agreement, dated as of December 15, 1994, among PGI INVESTMENTS, INC. (the "Buyer") and the Originators named therein, including the undersigned (the "Purchase Agreement"), the undersigned hereby sells, transfers, assigns, sets over and conveys to the Buyer, without recourse, all of its right, title and interest in, to and under all Originator Receivables for a purchase price computed in accordance with Section 1.2 of the Purchase Agreement. The undersigned represents and warrants unto Buyer that the Originator Receivables sold hereunder have not been selected for sale hereunder by the undersigned based upon any criteria that could result in the prospects for the collection of such Receivables being materially less favorable than collection prospects of the Receivables originated by the undersigned taken as a whole.

          Capitalized terms used herein shall have the meanings specified or referred to in the Purchase Agreement.

                              [NAME OF THE ORIGINATOR]

                              By _____________________________
                                 Title:

                                                     EXHIBIT 1.2 TO ORIGINATOR
                                                RECEIVABLES PURCHASE AGREEMENT


                            PURCHASE PRICE FORMULA

     Part I. Calculation of Purchase Price. On each day when Originator Receivables are purchased by the Buyer pursuant to Section 1.2 of this Agreement, subject to Section 1.2, the Purchase Price to be paid to the applicable Originator on such day for the Originator Receivables that are to be sold by such Originator on such day shall be determined in accordance with the following formula:

     PP   =    AUB - PD

     where:

     PP   =    the aggregate Purchase Price for the Originator Receivables to be purchased from such Originator on such day;

     AUB  =    the aggregate Unpaid Balance of the Originator Receivables to be purchased from such Originator on such day; and

     PD   =    the Purchase Discount in effect on such day as determined
               pursuant to Part II below.

     Part II. Definitions and Calculations Related to Purchase Discount. "Purchase Discount" for the Originator Receivables to be sold by any Originator shall mean the amount determined in accordance with the following formula:

     PD =      AUB x (LD + YD)

     where:

     PD   =    the Purchase Discount in effect on such day;

     AUB  =    the aggregate Unpaid Balance of the Originator Receivables to be purchased from the Originator on such day;

     LD   =    the Loss Discount in effect on such day as determined pursuant to paragraph 1 below; and

     YD   =    the Yield Discount in effect on such day as determined pursuant to paragraph 2 below.

     1. "Loss Discount" in effect for any day with respect to any Originator shall mean the result, expressed as a percentage, calculated as of the date of the most recent Periodic Report, of the quotient of (a) the aggregate Unpaid Balance of all Pool Receivables originated by such Originator that are more than 90 days past due on such date divided by (b) the aggregate Unpaid Balance of all Pool Receivables originated by such Originator on such date.

     2. "Yield Discount" in effect for any day with respect to any Originator shall mean the result, expressed as a percentage, calculated as of the date of the most recent Periodic Report, of the product of (a) the quotient of (i) the Average Maturity of the Pool Receivables of such Originator outstanding on such date divided by (ii) 360 times (b) the Commercial Paper Rate in effect on such date.

                                                     EXHIBIT 1.3 TO ORIGINATOR
                                                            PURCHASE AGREEMENT


                        FORM OF SELLER PROMISSORY NOTE

                                                            New York, New York
                                                             December __, 1994

     FOR VALUE RECEIVED, the undersigned, PGI INVESTMENTS, INC., a Delaware corporation (the "Buyer"), promises to pay to [NAME OF ORIGINATOR], a __________ corporation (the "Originator"), on the terms and subject to the conditions set forth herein and in the Originator Purchase Agreement referred to below, the aggregate unpaid Purchase Price of all Originator Receivables purchased by the Buyer from the Originator pursuant to such Originator

Purchase Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

     SECTION 1. Originator Purchase Agreement. This Note is the Seller Note described in, and is subject to the terms and conditions set forth in, that certain Originator Purchase Agreement dated as of December 15, 1994 (as the same may from time to time be amended or otherwise modified in accordance with its terms, the "Originator Purchase Agreement"), among certain affiliates of the Buyer, including the Originator, and the Buyer. Reference is hereby made to the Originator Purchase Agreement for a statement of certain other rights and obligations of the Buyer and the Originator.

     SECTION 2. Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Originator Purchase Agreement.

     SECTION 3. Interest Rate. Interest on the unpaid principal amount of this Note shall be paid at a rate per annum equal to the sum of (a) the one-month London Interbank Offered Rate published in The Wall Street Journal on the first Business Day of the then current month plus (b) fifty (50) basis points.

     SECTION 4. Interest Payment Dates. The Buyer promises to pay accrued interest on the unpaid principal amount hereof on each Settlement Date, and on the date, following the Commitment Termination Date, on which Aggregate Purchaser's Investments shall be reduced to zero, commencing with the Settlement Date to occur after the date hereof. The Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

     SECTION 5. Computation of Interest. Interest to be paid hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

     SECTION 6.  Principal Payment Dates.  The unpaid principal amount of this
Note is payable on the demand of the Originator; provided, however, that subject to the foregoing, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

     The principal amount outstanding hereunder shall be reduced from time to time on account of Dilutive Credits in accordance with the Originator Purchase Agreement.

     SECTION 7. Events of Default. Each of the following shall constitute an Event of Default (an "Event of Default") under this Note:

          (a) Non-Payment. Default and continuance thereof for seven (7) Business Days, in the payment when due of any interest hereunder or default when due of payment of principal.

          (b) Insolvency, etc. An Event of Bankruptcy shall occur with respect to the Buyer.

     SECTION 8. Effect of Default. If an Event of Default shall occur pursuant to Section 7(b), all principal and accrued but unpaid interest shall become immediately due and payable. If any other Event of Default shall occur and be continuing the Originator may declare the principal and all accrued and unpaid interest hereunder immediately due and payable.

     SECTION 9. Cash Payment Mechanics. All cash payments of principal and interest hereunder are to be made in lawful money of the United States of

America.

     SECTION 10. General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Buyer, the Originator and the Purchaser.

     SECTION 11. Maximum Interest. Notwithstanding anything in this Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable law.

     SECTION 12. GOVERNING LAW. THIS NOTE HAS BEEN EXECUTED IN NEW YORK, NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE BUYER AND THE ORIGINATOR HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13. Captions. Section captions used in this Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Note.

     SECTION 14. Assignment. This Note shall not be assigned to any Person. In the event that any Person acquires this Note notwithstanding such prohibition, such Person shall be bound by the covenant of the initial holder of this Note set forth in Section 8.9 of the Originator Purchase Agreement.

     SECTION 15. Notices, etc. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notice of any kind.


                              [SIGNATURE FOLLOWS]


     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.


                              PGI INVESTMENTS, INC.


                              By:______________________________
                              Name Printed:____________________
                              Title:___________________________

                                                             EXECUTION COPY





- - -----------------------------------------------------------------







                             SUPPORT AGREEMENT

                                dated as of

                             December 15, 1994

                                  made by



                         PLY GEM INDUSTRIES, INC.

                                in favor of



                      RECEIVABLES CAPITAL CORPORATION

                                    and



                      BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION







- - -----------------------------------------------------------------

                             SUPPORT AGREEMENT

     AGREEMENT, dated as of December 15, 1994 made by PLY GEM INDUSTRIES, INC., a Delaware corporation (the "Company"), in favor of RECEIVABLES CAPITAL CORPORATION (the "Purchaser") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent for the Purchaser (in such capacity, the "Agent").

     PRELIMINARY STATEMENTS.


(1)  Allied Plywood Corporation, Continental Wood
Preservers, Inc., Hoover Treated Wood Products, Inc., Sagebrush Sales, Inc., Studley Products Inc., SNE Enterprises, Inc., SNE Enterprises - Texas, Inc., Central New York Window Co. and Variform, Inc. (each an "Originator" and with the Company, collectively, the "Originators"; except that the term "Originator" when used with respect to Receivables originated by
(a) PLY GEM, shall only include Receivables originated by its Ply Gem Manufacturing division and (b) APC, shall not include Receivables originated by its Goldenberg division in the event APC acquires Goldenberg Group, Inc., after the date hereof) and PGI Investments, Inc. (the "Seller"), each a direct or indirect subsidiary of the Company (collectively, the "Relevant Subsidiaries"), the Company, the Purchaser and the Agent have entered into a Receivables Purchase Agreement dated as of the date hereof (the "Receivables Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which the Seller will sell Undivided Interests in Eligible Receivables to the Purchaser.
The Agent is acting as agent under the Receivables Purchase Agreement for the Purchaser.

     (2) The Company and the Relevant Subsidiaries have entered into an Originator Purchase Agreement dated as of the date hereof (the "Originator Purchase Agreement" and, together with the Receivables Purchase Agreement, the "Agreements") under which the Seller has agreed to purchase Eligible Receivables from the Originators.

     (3) It is a condition precedent to the purchase of Undivided Interests in Receivables under the Receivables Purchase
Agreement that the Company, as the beneficial owner of all of the outstanding shares of stock of each Relevant Subsidiary, shall have executed and delivered this Agreement.

     NOW THEREFORE, in consideration of the premises and in order to induce the Purchaser to make any purchase or reinvestment under the Receivables Purchase Agreement, Company hereby agrees as follows:

     SECTION 1.  Unconditional Undertaking; Enforcement.  (a)
The Company hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Purchaser, any other Owner and the Agent to cause the due and punctual performance and observance by the Seller and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of the Seller (whether as Seller, Servicer or otherwise) to be performed or observed under the Receivables Purchase Agreement or any document delivered in connection with the

Receivables Purchase Agreement in accordance with the terms thereof, including, without limitation, any agreement of the Seller to pay any money under the Receivables Purchase Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of the Seller to be performed or observed being collectively called the "Seller Obligations").

     (b) The Company hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Purchaser, any other Owner and the Agent to cause the due and punctual performance and observance by the Originators and their respective successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of any Originator to be performed or observed under the Agreements or any document delivered in connection with the Agreements in accordance with the terms thereof, including, without limitation, any agreement of any Originator to pay any money under the Agreements or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of any Originator to be performed or observed being collectively called the "Originator Obligations").

     (c) In the event that any Relevant Subsidiary shall fail in any manner whatsoever to perform or observe any of the Seller Obligations or Originator Obligations, as the case may be (the "Seller Obligations" and the "Originator Obligations" being hereafter referred to collectively as the "Subsidiary Obligations") when the same shall be required to be performed or observed under any of the Agreements or any such other document referred to in Section 1(a) or (b) hereof, then the Company will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Subsidiary Obligation, and it shall not be a condition to the accrual of the obligation of the Company hereunder to perform or observe any Subsidiary Obligation (or to cause the same to be performed or observed) that the Purchaser, any other Owner or the Agent shall have first made any request of or demand upon or given any notice to the Company or to such Relevant Subsidiary or their respective successors or assigns, or have instituted any action or proceeding against the Company or such Relevant Subsidiary or their respective successors or assigns in respect thereof.

     (d) The Purchaser, any other Owner and the Agent may proceed to enforce the obligations of the Company under this
Section 1 without first pursuing or exhausting any right or remedy which the Purchaser, any other Owner or the Agent may have against any Relevant Subsidiary, any other Person or with respect to any Eligible Receivables or the Agreements.

     (e) To secure all obligations of the Company arising in connection with this Agreement and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Company hereby assigns and grants to Purchaser a security interest in all of the Company's right, title and interest now or hereafter existing in, to and under all Receivables originated by it, whether now or hereafter existing or acquired.

     SECTION 2. Obligation Absolute. The Company will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Agreements or any document delivered in connection with the Agreements or the rights of the Purchaser, any other Owner or the Agent with respect thereto. The obligations of the Company under this Agreement shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any of the Agreements or any Certificate of Assignments or any document or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of performance of, or in any other term of, all or any of the Subsidiary Obligations, or any other amendment or waiver of or any consent to departure from any of the Agreements or any Certificate of Assignments or any document or any other agreement or instrument relating thereto;

        (iii) any exchange, release or failure to transfer title to any Eligible Receivable, or the non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subsidiary Obligations;

          (iv)  any failure

               (a) to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Company,

               (b) of the Agent or the Purchaser to assert any claim or demand or to enforce any right against any Relevant Subsidiary or any other Person under the provisions of the Agreements or any Certificate of Assignments or any document or any other agreement or instrument relating thereto, or

               (c) of the Agent or the Purchaser to exercise any right or remedy against any other guarantor of, or collateral securing, any Subsidiary Obligations;

          (v)  any impossibility or impracticality of
     performance, illegality, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, any Relevant Subsidiary or the Company, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 2;

          (vi)  any disposition of the stock of any Relevant
     Subsidiary; or

          (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of any Relevant Subsidiary, the Company, any surety or any guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Relevant Subsidiary under any of the Agreements or any document delivered in connection with any of the Agreements is rescinded or must otherwise be returned by the Purchaser, any other Owner or the Agent upon the insolvency, bankruptcy or reorganization of any Relevant Subsidiary or otherwise, all as though such payment had not been made. The obligations of the Company under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason. The obligations of the Company under this Agreement shall not be discharged except by performance as herein provided.

     SECTION 3. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Obligations and this Agreement, the Agreements, the Certificate of Assignments and any other document related thereto and any requirement that the Purchaser, any other Owner or the Agent exhaust any right or take any action against any Relevant Subsidiary, any other Person or with respect to any Receivable which has been purchased.

     SECTION 4. Subrogation. The Company will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Subsidiary Obligations shall have been paid and performed in full. If any payment shall be made to the Company on account of any subrogation rights at any time when all of the Subsidiary Obligations shall not have been paid and performed in full, each and every amount so paid will be held in trust for the benefit of the Purchaser and any other Owner and forthwith be paid to the Agent to be credited and applied to the Subsidiary Obligations to the extent then unsatisfied, in accordance with the terms of the Agreements or any document delivered in connection with the Agreements, as the case may be. In the event that (i) the Company shall have satisfied any of the Subsidiary Obligations and (ii) all of the Subsidiary Obligations shall have been paid and performed in full, the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Company of the rights of the Purchaser, any other Owner or the Agent, as the case may be, with respect to the Subsidiary Obligations to which the Company shall have become entitled by way of subrogation, and thereafter the Purchaser, any other Owner and the Agent shall have no responsibility to the Company or any other Person with respect thereto.

     SECTION 5.  Representations and Warranties of the Company.
The Company hereby represents and warrants as follows:

          (i) Each of the Company, the Seller and each Originator (collectively, the "Corporations" and individually a "Corporation") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where qualification is required by the nature of its business or the character and location of its property or business and in which the failure to so qualify would have a material adverse effect on the business, operations, property or financial or other condition or results of operations of the Company and its Subsidiaries taken as a whole and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole or to materially adversely affect the ability of the Seller, the Servicer and each Originator to perform its obligations under this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement, and all other instruments and documents to be delivered by it hereunder and thereunder;

          (ii) The execution, delivery and performance by each Corporation of this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement and all other instruments and documents to be delivered by such Corporation hereunder or thereunder, and the transactions contemplated hereby and thereby, are within such Corporation's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (a) such Corporation's charter or by-laws, (b) any law, rule or regulation, (c) any term or provision contained in the Bank Credit Agreement or (d) any term or provision contained in any other material agreement binding on or affecting such Corporation and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of such Corporation's properties other than as specifically contemplated by this Agreement, the Receivables Purchase Agreement and the Originator Purchase Agreement; and no transaction contemplated hereby or thereby requires compliance with any bulk sales act or similar law;

         (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Corporation of this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement or any other document or instrument to be delivered by such Corporation hereunder or thereunder, except for the filing of the Financing Statements referred to in Article V of the Receivables Purchase Agreement, all of which, at the time required in such
     Article V, shall have been duly made and shall be in full force and effect;

          (iv) Each of this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement, the Certificate of Assignments and each other Agreement Document constitute the legal, valid and binding obligations of each Corporation party thereto enforceable against such Corporation in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (v) Except as disclosed in the Company's Form 10-K for the year ended December 31, 1993, Form 10-Q for the quarter ended April 2, 1994, Form 10-Q for the quarter ended July 2, 1994, or Form 10-Q for the quarter ended October 1, 1994 filed pursuant to the Securities Exchange Act of 1934, as amended, there are no actions, suits or proceedings pending or, to its knowledge, threatened against it or affecting any Relevant Subsidiary, or its property or the property of any Relevant Subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body which have a reasonable possibility of being adversely determined, and, if so determined, would have a material adverse effect on its or their financial condition or its or their ability to collect the Pool Receivables or could have an adverse effect on its or their ability to perform its or their obligations under this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement, the Certificate of Assignment or any other Agreement Document; neither it nor any Relevant Subsidiary is in default with respect to any contractual obligation or any order of any court, arbitrator or governmental body;

          (vi) No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to
     Sections 13 and 14 of the Securities Exchange Act of 1934, as amended; provided, that up to 5% of the proceeds of any Purchase may be used to purchase or carry margin stock (as such term is used in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements);

         (vii)  Each Purchase of an Undivided Interest from the
     Seller under the Receivables Purchase Agreement, and each reinvestment of Collections in Pool Receivables made under the Receivables Purchase Agreement, will constitute (a) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (b) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

        (viii) Except as disclosed in the Company's Form 10-K for the year ended December 31, 1993 or Forms 10-Q for the quarters ended December 31, 1993, April 2, 1994, July 2, 1994 and October 1, 1994, filed pursuant to the Security and Exchange Act of 1934, as amended, the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1993, and the related statements of earnings, stockholders' equity and statement of cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended certified by Grant Thornton, independent public accountants, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Company and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied and, since December 31, 1993, there has been no material adverse change in any such condition or operations; and

          (ix) The Company is the registered and beneficial direct or indirect owner of all of each class of the issued and outstanding shares of the capital stock of each Relevant
     Subsidiary.

     SECTION 6. Covenants. Until the date on which all of the Subsidiary Obligations shall have been fully satisfied, the Company will, unless the Agent shall have otherwise consented in writing:

          (i) Compliance with Laws, etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, the non-compliance with which would materially adversely affect it, its business and properties.

          (ii) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of any Purchaser, any other Owner or the Agent under any of the Agreements or the ability of the Company to perform its obligations under this Agreement.

     SECTION 7. Indemnities. Without limiting any other rights which the Agent or the Purchaser or any Affiliate thereof or any other Owner may have under the Receivables Purchase Agreement or under applicable law, the Company hereby agrees to indemnify each of the Agent and the Purchaser and each Affiliate thereof and any other Owner from and against any and all damages, losses, claims, liabilities and related reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the Originator Purchase Agreement, the Receivables Purchase Agreement or the ownership of a Certificate of Assignments or Undivided Interest or in respect of any Receivable or any Contract, excluding, however,
(i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent or the Purchaser or any such Affiliate thereof or any other Owner or (ii) recourse for uncollectible Receivables. The Agent and the Purchaser each hereby acknowledges by acceptance of this Agreement that commercially reasonable efforts shall be made by it to promptly notify the Seller after it acquires knowledge of any event or condition which could reasonably be expected to result in an Indemnified Amount payable; provided, that the failure to so notify the Seller shall not impair or otherwise affect the rights of any Indemnified Party to be indemnified for all Indemnified Amounts under this Section 7, it being understood that the immediately preceding proviso shall not prejudice any claim by Seller for damages if such failure materially and adversely affects the rights and obligations of Seller or any Originator. Without limiting the foregoing, the Company agrees to pay on demand to the Agent or the Purchaser or any Affiliate thereof or any other Owner any and all amounts necessary to indemnify the Agent or the Purchaser and each Affiliate thereof and any other Owner for Indemnified Amounts relating to or resulting from:

          (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable;

          (ii) reliance on any representation or warranty made by any Corporation (or any of its officers) under or in connection with this Agreement, the Receivables Purchase Agreement, the Originator Purchase Agreement, any Periodic Report, Run Off Statement or any other information or report delivered by any Corporation pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

         (iii)  the failure by any Corporation or the Servicer
     (if an Affiliate of the Company) to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest in the Owner of a Certificate of Assignments representing an Undivided Interest an undivided percentage ownership interest, to the extent of such Undivided Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim;

          (v) the failure to file, or any delay in filing, Financing Statements with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or reinvestment or at any subsequent time;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any failure of any Relevant Subsidiary or the Servicer (if an Affiliate of the Company) to perform its duties or obligations in any capacity in accordance with the provisions of Article VIII of the Receivables Purchase Agreement;

          (viii) any breach of warranty or products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

          (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9. Expenses. The Company will upon demand pay to the Agent, the Purchaser and any other Owner, respectively, the amount of any and all reasonable out-of-pocket expenses, including attorneys' fees and expenses, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

     SECTION 10. Address for Notices. All demands, notices and other communications provided for hereunder shall be made or given in the manner provided for in, and shall be effective in accordance with, the terms of the Receivables Purchase Agreement.

     SECTION 11. No Waiver; Remedies. No failure on the part of the Agent, the Purchaser or any other Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, BofA is hereby authorized by the Company from time to time on any day (i) which is a Run Off Day or (ii) on which an event has occurred and is continuing which constitutes a Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by BofA to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement to the Agent in its capacity as such, the Purchaser or BofA or their respective successors and assigns, irrespective of whether or not any demand shall have been made under this Agreement and although such obligations may be unmatured.

     SECTION 12. Continuing Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until all of the Agreements shall have been terminated and all of the Subsidiary Obligations shall have been fully satisfied, (ii) be binding upon the Company, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Agent, BofA, the Purchaser, any other Owner, and their respective successors, transferees and assigns.

     SECTION 13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS
OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                 PLY GEM INDUSTRIES, INC.


                                                 By _______________________
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